                                                                   EXHIBIT 10.45



                   SAN DIEGO CORPORATE CENTER, LOT #7 PROJECT

                                  OFFICE LEASE

        This Office Lease (the "LEASE"), dated as of the date set forth in
Section 1 of the Summary of Basic Lease Information (the "SUMMARY"), below, is made by and between KILROY REALTY, L.P., a Delaware limited partnership ("LANDLORD"), and AMN HEALTHCARE, INC., a Nevada corporation ("TENANT").

                       SUMMARY OF BASIC LEASE INFORMATION

        TERMS OF LEASE                                    DESCRIPTION
        --------------                                    -----------
1.      Date:                                     April 2, 2002

2.      Premises

        2.1    Building:                          That certain six (6)-story,
                                                  "Class-A" office building to
                                                  be constructed by Landlord and
                                                  located at 12400 High Bluff
                                                  Drive, San Diego, California
                                                  92130 in the "Project" in Del
                                                  Mar Heights, which Building
                                                  shall contain approximately
                                                  208,961 rentable (193,766)
                                                  usable square feet of space
                                                  (assuming a multi-tenant
                                                  second (2nd) floor).

        2.2    Premises:                          Approximately 172,259 rentable
                                                  (160,801 usable) square feet
                                                  of space, consisting of all of
                                                  the first (1st), third (3rd),
                                                  fourth (4th), fifth (5th) and
                                                  sixth (6th) floors of the
                                                  Building, as further set forth
                                                  in EXHIBIT A to the Office
                                                  Lease.

        2.3    Project:                           The Building is part of a
                                                  single-office building (with
                                                  adjoining parking structure)
                                                  project known as the "SAN
                                                  DIEGO CORPORATE CENTER LOT #7
                                                  PROJECT", as further set forth
                                                  in Section 1.1.2 of this
                                                  Lease, the legal description
                                                  of which is set forth in
                                                  EXHIBIT A-1 to this Lease.

3.      Lease Term
        (Article 2).

        3.1    Length of Term:                    Fifteen (15) years and no (0)
                                                  months.

        3.2    Lease Commencement Date:           The earlier to occur of (i)
                                                  the date upon which Tenant
                                                  first commences to conduct
                                                  business in

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
                                                  the Premises and (ii) the date
                                                  upon which the Premises are
                                                  "Ready for Occupancy," as that
                                                  term is set forth in Section
                                                  5.1 of the Tenant Work Letter
                                                  attached as EXHIBIT B to the
                                                  Lease, which date is
                                                  anticipated to be August 1,
                                                  2003.

        3.3    Lease Expiration Date:             The date immediately preceding
                                                  the fifteenth anniversary of
                                                  the Lease Commencement Date.

        3.4    Option Term(s):                    Two (2) five (5)-year options
                                                  to renew, as more particularly
                                                  set forth in Section 2.2 of
                                                  this Lease.

4.      Base Rent (Article 3):

                                                                      Monthly
                                                  Monthly           Rental Rate
                             Annual             Installment         per Rentable
      Lease Year           Base Rent            of Base Rent        Square Foot
      ----------           ---------            ------------        -----------
       1 - 3             $6,594,075.00            $549,506.25           $3.190
       4 - 6             $7,400,247.00            $616,687.25           $3.580
       7* - 8            $7,918,263.00            $659,855.25           $3.831
      9* - 10            $8,472,543.00            $706,045.25           $4.099
      11* - 12           $9,065,619.00            $755,468.25           $4.386
      13* - 14           $9,700,215.00            $808,351.25           $4.693
         15*            $10,379,229.00            $864,935.75           $5.021

To the extent Tenant elects to increase the amount of the Tenant Improvement Allowance pursuant to Section 2.2.2 of the Tenant Work Letter, such "TIA Increase," as that term is defined in Section 2.2.2 of the Tenant Work Letter, shall be amortized over the initial Lease Term using an amortization rate of twelve and one-half percent (12 1/2%) per annum, the monthly payment of which shall be payable in the same place and in the same manner as Base Rent for each month of the initial Lease Term as "Additional Rent," as that term is set forth in Section 4.1 of the Lease. Accordingly, for each dollar of TIA Increase utilized by Tenant, the Base Rent payable by Tenant during the first six (6) Lease Years, as set forth in Section 4 of the Summary, shall be increased by an amount equal to $0.01233 per rentable square foot of the Premises per month, with the Base Rent for subsequent Lease Years calculated as set forth below.

*Commencing as of the seventh (7th) Lease Year, and continuing as of the ninth
(9th), eleventh (11th), thirteenth (13th) and fifteenth (15th) Lease Years, Annual Base Rent (and Monthly Installment of Base Rent/Monthly Rental Rate per Rentable Square Foot) was calculated using seven percent (7.0%) increases over the previously existing amounts; provided, however, that in each instance (including Lease Years one (1) through six (6)), the resulting actual Monthly Installment of Base Rent was rounded up or down, as applicable, to the nearest twenty-five cents ($0.25), and the scheduled Annual Base Rent is, therefore, an amount equal to twelve (12) times such rounded Monthly Installment of Base Rent amount.

5.      Base Year                                 The twelve (12)-month period
        (Article 4):                              commencing as of the Lease
                                                  Commencement Date.

6.      Tenant's Share                            Approximately 82.44%.
        (Article 4):

7.      Permitted Use                             Tenant shall use the Premises
        (Article 5):                              solely for general office
                                                  purposes, customer service and
                                                  to the extent permitted by
                                                  applicable law, research and
                                                  development. Tenant's use
                                                  shall at all times be
                                                  consistent with applicable
                                                  zoning, the San Diego
                                                  Corporate Center P.I.D., (the
                                                  "P.I.D.") and the character of
                                                  the Building as a first-class
                                                  office building (including,
                                                  without limitation, Tenant's
                                                  administrative offices, sales
                                                  and marketing office and
                                                  incidental uses relating
                                                  thereto (specifically
                                                  including Tenant's non-retail
                                                  use of its "cafeteria" and
                                                  "work-out" areas), and Tenant
                                                  shall not use or permit the
                                                  Premises to be used for any
                                                  other purpose or purposes
                                                  whatsoever.

8.      Security Deposit                          An amount equal to the Monthly
        (Article 21):                             Installment of Base Rent for
                                                  the last month of the initial
                                                  Lease Term ($903,804.00,
                                                  subject to adjustment pursuant
                                                  to Section 4 of this Summary,
                                                  Section 1.2 of the Lease and
                                                  Section 2.2.2 of the Tenant
                                                  Work Letter). In addition to
                                                  the Security Deposit, Tenant
                                                  shall have additional security
                                                  obligations, in the form more
                                                  particularly set forth in
                                                  Section 21.2, and subject to
                                                  reductions pursuant to the
                                                  TCC's of Section 21.2.

9.      Parking Pass Ratio                        Six hundred (600) unreserved
        (Article 28):                             parking spaces attributable to
                                                  the first 100,000 rentable
                                                  square feet of the Premises,
                                                  and four (4) unreserved
                                                  parking spaces for every 1,000
                                                  rentable square feet of the
                                                  Premises in excess of 100,000
                                                  rentable square feet, of which
                                                  twenty-five (25) spaces shall
                                                  be for the use of reserved
                                                  parking spaces; provided,
                                                  however, that in addition to
                                                  such twenty-five (25) parking
                                                  spaces, all of the parking
                                                  spaces located on the "Extra
                                                  Parking Level," as that term
                                                  is set forth in Section 28.2
                                                  of the Lease, shall be
                                                  reserved parking spaces

                                             exclusively for Tenant's use.

10.     Address of Tenant                    AMN Healthcare, Inc.
        (Section 29.18):                     12235 El Camino Real, Suite 200
                                             San Diego, California 92130
                                             Attention: Denise L. Jackson, Esq.
                                             (Prior to Lease Commencement Date)

                                             and

                                             AMN Healthcare, Inc.
                                             at the Premises to the attention
                                             of Denise L. Jackson, Esq.
                                             (After Lease Commencement Date)

                                             with a copy to:

                                             Brobeck, Phleger & Harrison LLP
                                             12750 High Bluff Drive, Suite 300
                                             San Diego, California 92130
                                             Attention: Scott Biel, Esq.

11.     Address of Landlord
        (Section 29.18):                     See Section 29.18 of the Lease.

12.     Broker(s)
        (Section 29.24):                     Irving Hughes (for Tenant) and
                                             Business Real Estate (BRE)
                                             (for Landlord)

13.     Tenant Improvement Allowance
        (Section 2 of EXHIBIT B):            $6,432,040.00 (which amount
                                             was calculated based upon
                                             $40.00 per Usable Square Foot
                                             for each of the 160,801 Usable
                                             Square Feet of space in the
                                             Premises).

                                    ARTICLE 1

                  PREMISES, BUILDING, PROJECT, AND COMMON AREAS

        1.1    PREMISES, BUILDING, PROJECT AND COMMON AREAS.

               1.1.1 THE PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises which are to be constructed by Landlord and are set forth in Section 2.2 of the Summary (the "PREMISES"). The outline of the Premises is set forth in EXHIBIT A attached hereto. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions (collectively, the "TCCS") herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of EXHIBIT A is to show the approximate location of the Premises in the "BUILDING," as that term is defined in Section 1.1.2, below, only, and such exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "COMMON AREAS," as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the "PROJECT," as that term is defined in Section 1.1.2, below. Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as EXHIBIT B (the "TENANT WORK LETTER"), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant's business, except as specifically set forth in this Lease and the Tenant Work Letter. Subject to the completion of "Landlord's Work," as that term is set forth in Section 1.1 of the Tenant Work Letter, pursuant to the TCCs (including the correction of any deficiencies thereof) of such Tenant Work Letter, the taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair.

               1.1.2 THE BUILDING AND THE PROJECT. The Premises are a part of the building set forth in Section 2.1 of the Summary (the "BUILDING"). The Building is part of a single-office building project known as "San Diego Corporate Center, Lot #7 Project." The term "PROJECT," as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the parking facility being constructed on the Project adjacent to the Building (the "PARKING FACILITY"), and (iii) the land (which is improved with landscaping and other improvements) upon which the Building, the Parking Facility and the Common Areas are located.

               1.1.3 COMMON AREAS. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, the Parking Facility and those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the "COMMON

AREAS"). Landlord shall operate and maintain the Common Areas in a manner that is consistent with a first class office building in the Del Mar Heights/University Town Center ("UTC") area and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas, so long as the alterations or additions do not materially and adversely diminish Tenant's rights to quiet enjoyment and use and enjoyment of the Premises and Common Areas (except that such restriction shall not apply to alterations and additions required by Law).

        1.2 VERIFICATION OF RENTABLE SQUARE FEET OF PREMISES AND BUILDING. For purposes of this Lease, "rentable square feet" and "usable square feet" shall be calculated pursuant to Standard Method of Measuring Floor Area in Office Building, ANSI Z65.1 - 1996 ("BOMA"). Within thirty (30) days after the Lease Commencement Date, Landlord's space planner/architect shall measure the rentable and usable square feet of the Premises in accordance with the provisions of this
Section 1.2 and the results thereof shall be presented to Tenant in writing. Tenant's space planner/architect may review Landlord's space planner/architect's determination of the number of rentable square feet and useable square feet of the Premises and Tenant may, within fifteen (15) business days after Tenant's receipt of Landlord's space planner/architect's written determination, object to such determination by written notice to Landlord. Tenant's failure to deliver written notice of such objection within said fifteen (15) business day period shall be deemed to constitute Tenant's acceptance of Landlord's space planner/architect's determination. If Tenant objects to such determination, Landlord's space planner/architect and Tenant's space planner/architect shall promptly meet and attempt to agree upon the rentable and useable square footage of the Premises. If Landlord's space planner/architect and Tenant's space planner/architect cannot agree on the rentable and useable square footage of the Premises within thirty (30) days after Tenant's objection thereto, Landlord and Tenant shall mutually select an independent third party space measurement professional to field measure the Premises under the BOMA Standard. Such third party independent measurement professional's determination shall be conclusive and binding on Landlord and Tenant. Landlord and Tenant shall each pay one-half ( 1/2) of the fees and expenses of the independent third party space measurement professional. If the Lease Term commences prior to such final determination, Landlord's determination shall be utilized until a final determination is made, whereupon an appropriate adjustment, if necessary, shall be made retroactively, and Landlord shall make appropriate payment (if applicable) to Tenant. In the event that pursuant to the procedure described in this Section 1.2 above, it is determined that the square footage amounts shall be different from those set forth in this Lease, all amounts, percentages and figures appearing or referred to in this Lease based upon such incorrect amount (including, without limitation, the amount of the "RENT" and any "SECURITY DEPOSIT," as those terms are defined in Section 4.1 and Article 21 of this Lease, respectively, and the amount of the Tenant Improvement Allowance, as that term is defined in Section
2.1 of EXHIBIT B, attached hereto) shall be modified in accordance with such determination. If such determination is made, it will be confirmed in writing by Landlord to Tenant.

        1.3 EXPANSION RIGHT. Landlord hereby grants to the Tenant originally named in this Lease (the "ORIGINAL TENANT"), its Affiliates and any assignee of the Original Tenant's interest in this Lease pursuant to the TCCs of Article 14 of this Lease (each, a "PERMITTED ASSIGNEE"), the right to expand the Premises to include one half ( 1/2) or all of the second floor of the Building (the "EXPANSION SPACE").

               1.3.1 PROCEDURE FOR ELECTION. The right contained in this Section
1.3 shall be exercised by Tenant, if at all, only in the manner set forth in this Section 1.3.1. Tenant shall deliver written notice (the "EXPANSION NOTICE") to Landlord on or before October 31, 2002 (the "OUTSIDE EXPANSION DATE"), stating that Tenant is exercising its right to expand the Premises to include the Expansion Space, which Expansion Notice shall set forth whether the Expansion Space is to consist of one half ( 1/2) or all of the second floor of the Building; provided, however, that to the extent such exercised Expansion Space is to constitute only one-half ( 1/2) of the second floor, Landlord shall be entitled to determine which one-half ( 1/2) of such second floor Landlord shall retain.

               1.3.2 EXPANSION RENT. Upon the timely and properly exercise of Tenant's expansion rights hereunder, the Premises shall be immediately expanded to include the Expansion Space, and the Annual Base Rent (and Monthly Installment of Base Rent) set forth in Section 4 of the Summary shall be recalculated based upon such increased Rentable Square Footage of the total Premises (including both the initial Premises and the Expansion Space), the Rental Rate per Rentable Square Foot being identical for both the initial Premises and the Expansion Space.

               1.3.3 CONSTRUCTION OF EXPANSION SPACE. Provided that Tenant timely and properly exercise its expansion rights hereunder, the initial improvements therein shall be constructed by Landlord pursuant to the TCCs of the Tenant Work Letter as if the Expansion Premises were part of the initial Premises. In such event the Tenant Improvement Allowance shall be recalculated based upon such increased Rentable Square Footage of the total Premises (including both the initial Premises and the Expansion Space).

               1.3.4 AMENDMENT TO LEASE. If Tenant timely and properly exercises Tenant's right to lease Expansion Space as set forth herein, Landlord and Tenant shall, within fifteen (15) days thereafter, execute an amendment to this Lease adding such Expansion Space to this Lease upon the same terms and conditions as the initial Premises, except as otherwise set forth in this Section 1.3. The lease term of the Expansion Space shall commence on the Lease Commencement Date and shall expire on the Expiration Date.

        1.4 SECOND FLOOR RIGHT OF FIRST REFUSAL. Provided that Tenant has not previously leased all of second floor of the Building pursuant to the TCCs of
Section 1.3 of this Lease, then from the date occurring after the expiration of Tenant's right to lease the Expansion Space through the end of the initial Lease Term, Landlord hereby grants to the Original Tenant and its Affiliates, separate and apart from the rights granted in Section 1.3, a right of first refusal with respect to the second floor of the Building (the "SECOND FLOOR FIRST REFUSAL SPACE").

               1.4.1  PROCEDURE FOR LEASE.

                      1.4.1.1 PROCEDURE FOR OFFER. Landlord shall notify Tenant (the "SECOND FLOOR FIRST REFUSAL NOTICE") from time-to-time when and if Landlord receives a "bona-fide third-party offer" for the Second Floor First Refusal Space. Pursuant to such Second Floor First Refusal Notice, Landlord shall offer to lease to Tenant the applicable Second Floor First Refusal Space. The Second Floor First Refusal Notice shall describe the Second Floor First Refusal Space, and the lease term, rent and other fundamental economic terms and conditions, including the method of measurement of rentable and usable square feet, upon which Landlord proposes to lease such Second Floor First Refusal Space pursuant to the bona-fide third-party offer. For purposes of this Section 1.4, a "BONA-FIDE THIRD-PARTY OFFER" shall mean a counter-offer received by Landlord to lease Second Floor First Refusal Space from an unaffiliated and qualified third party. For purposes of example only, the following would each constitute a bone-fide third-party offer:

                             (i) Landlord receives a request for proposal from
an unaffiliated and qualified third party. Landlord responds to the request for proposal with a lease proposal and subsequently receives a written bona-fide counter proposal from the unaffiliated and qualified third party.

                             (ii) Landlord receives a written offer to lease
from an unaffiliated and qualified third party. Landlord responds to the offer with a written counter offer and subsequently receives a bona-fide counter to Landlord's counter offer from the unaffiliated and qualified third party.

                      1.4.1.2 PROCEDURE FOR ACCEPTANCE. If Tenant wishes to exercise Tenant's right of first refusal with respect to the Second Floor First Refusal Space described in the Second Floor First Refusal Notice, then within seven (7) business days of delivery of the Second Floor First Refusal Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant's exercise of its right of first refusal with respect to all of the Second Floor First Refusal Space described in the Second Floor First Refusal Notice at the rent, for the term and upon the other fundamental economic terms and conditions contained in such Second Floor First Refusal Notice, including, but not limited to rental concessions and improvement allowances. If Tenant does not so notify Landlord within such seven (7) business day period of Tenant's exercise of its first refusal right, then Landlord shall be free to negotiate and enter into a lease for the Second Floor First Refusal Space to anyone whom it desires on terms which are no more favorable (except as set forth at the end of this sentence) to the tenant than those set forth in the Second Floor First Refusal Notice, within a period of one hundred eighty (180) days commencing upon the expiration of the seven (7) day period, after which time, Tenant's rights to such space under this
Section 1.4 shall renew; provided, however, that notwithstanding the foregoing Landlord may modify the rentable square feet of the Second Floor First Refusal Space by up to five percent (5%), and may modify the lease term by up to five percent (5%) than that set forth in the Second Floor First Refusal Notice and may rent such Second Floor First Refusal Space at a rent and other fundamental economic terms and conditions which together, on an average annual "present value" "net effective" basis, as those terms are defined below, are no more than five percent (5%) more favorable to the tenant than set forth in the Second Floor First Refusal Notice. As used in this Section 1.4.1.2, for purposes of determining "net effective" value of the rent, the determined face (or gross) rent to be paid under the terms of a particular lease shall be adjusted based upon the value of all monetary concessions (specifically including, without limitation, any such tenant improvement allowance and any free rental period), where the value of such concessions are evenly spread over the entire lease term on a straight-line basis, without interest. As used in this Section 1.4.1.2, "present value" shall mean the present value as of the proposed lease commencement date of the net effective basis using a discount rate of eight percent (8%) and adjusted to an annual basis. After Landlord enters into any lease of Second Floor First Refusal Space to any such third party in accordance with the foregoing ("THIRD PARTY LEASE"),

Tenant's rights under this Section 1.4 shall be subordinate to the rights of the tenant under the Third Party Lease with respect to the space leased and encumbered pursuant to the provisions of the Third Party Lease, all extensions and renewals thereof, all pure expansion options contained therein which are stated as Landlord delivery obligations within a certain time frame for a certain amount of space, and all right of first offer expansions contained therein.

               1.4.2 AMENDMENT TO LEASE. If Tenant timely exercises Tenant's right of first refusal to lease Second Floor First Refusal Space as set forth herein, Landlord and Tenant shall within thirty (30) days thereafter execute an amendment to this Lease (the "SECOND FLOOR FIRST REFUSAL SPACE AMENDMENT") for such Second Floor First Refusal Space upon the terms set forth in the Second Floor First Refusal Notice, including, but not limited to rent (the "SECOND FLOOR FIRST REFUSAL SPACE RENT"), but otherwise upon the TCCs set forth in this Lease and this Section 1.4. Notwithstanding the foregoing, Landlord may, at its sole option, require that a separate lease be executed by Landlord and Tenant in connection with Tenant's lease of the Second Floor First Refusal Space, in which event such lease (the "SECOND FLOOR FIRST REFUSAL SPACE LEASE") shall be on the same TCCs as this Lease with regard to the Initial Premises, except as provided in this Section 1.4 and specifically in this Lease to the contrary. The Second Floor First Refusal Lease, if applicable, shall be executed by Landlord and Tenant within thirty (30) days following Tenant's exercise of its right to lease the Second Floor First Refusal Space.

               1.4.3 NO DEFAULTS. The rights contained in this Section 1.4 shall be personal to the Original Tenant and its Affiliates and may only be exercised by the Original Tenant or an Affiliate (and not any assignee, subleasee or other transferee of the Original Tenant's interest in this Lease) either (i) prior to the Lease Commencement Date, or (ii) thereafter, if the Original Tenant and/or an Affiliate occupies not less than seventy-five percent (75%) of the then existing Premises. The right to lease Expansion Space as provided in this
Section 1.4 may not be exercised if, as of the date of the attempted exercise of the expansion option by Tenant, or as of the scheduled date of delivery of such Expansion Space to Tenant, Tenant is in economic Default under this Lease, with any applicable cure periods having expired.

               1.4.4 SECOND FLOOR FIRST REFUSAL SPACE COMMENCEMENT DATE. The commencement date for the Second Floor First Refusal Space shall be the date set forth in the bona-fide third-party offer (the "SECOND FLOOR FIRST REFUSAL SPACE COMMENCEMENT DATE"), unless otherwise agreed to by Landlord and Tenant. The term of Tenant's occupancy of the Second Floor First Refusal Space shall be referred to herein as a "SECOND FLOOR LEASE TERM."

                                    ARTICLE 2

                       INITIAL LEASE TERM; OPTION TERM(S)

        2.1 INITIAL LEASE TERM. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the "LEASE TERM") shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the "LEASE COMMENCEMENT DATE"), and shall terminate on the date set forth in Section 3.3 of the Summary (the "LEASE EXPIRATION DATE") unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term "LEASE YEAR" shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that if the

Lease Commencement Date occurs on a date other than the first (1st) day of a calendar month, then the first Lease Year shall commence on the Lease Commencement Date and end on the last day of the eleventh month thereafter and the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the Lease Expiration Date. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in EXHIBIT C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall, after confirming the accuracy thereof, execute and return to Landlord within five (5) business days of receipt thereof.

        2.2    OPTION TERM(s).

               2.2.1 OPTION RIGHT. Landlord hereby grants the Original Tenant, its Affiliates and any Permitted Assignee two (2) options to extend the Lease Term for the entire initial Premises, as the same may be increased pursuant to Sections 1.3 and/or 1.4 of this Lease (the total of such identified space shall be, collectively, the "OPTION PREMISES"), each by a period of five (5) years (each, an "OPTION TERM"). Such option shall be exercisable only by Notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such Notice, Tenant is not in Default under this Lease (with all applicable cure periods having expired). Upon the proper exercise of such option to extend, and provided that, as of the end of the then applicable Lease Term, Tenant is not in Default under this Lease (with all applicable cure periods having expired), the Lease Term, as it applies to the entire then-existing Option Premises, shall be extended for a period of five (5) years. The rights contained in this Section 2.2 shall only be exercised by the Original Tenant, its Affiliates and any Permitted Assignee (and not any other assignee, sublessee or other transferee of the Original Tenant's interest in this Lease).

               2.2.2 OPTION RENT. The Rent payable by Tenant during the Option Term (the "OPTION RENT") shall be equal to the Market Rent as set forth below; provided, however, that the average annual, effective (including free rent, if applicable, spread on a straight line basis) base rent component of Market Rent, shall not be lower than the Base Rent for the month immediately preceding such Option Term. For purposes of this Lease, the term "MARKET RENT" shall mean rent (including additional rent and considering any "base year" or "expense stop" applicable thereto), including all escalations, at which new tenants (as opposed to renewing tenants), as of the commencement of the applicable term are, pursuant to transactions completed within the eighteen (18) months prior to the date of the applicable Exercise Notice leasing non-sublease, non-encumbered, non-synthetic, non-equity, non-renewal space (unless such space was leased pursuant to a definition of "fair market" comparable to the definition of Market
Rent) comparable in size, location and quality to the Premises for a "Comparable Term," as that term is defined in this Section 2.2.2 (the "COMPARABLE DEALS"), which comparable space is located in the "Comparable Buildings," as that term is defined in this Section 2.2.2, giving appropriate consideration to the annual rental rates per rentable square foot (adjusting the base rent component of such rate to reflect a net value after accounting for whether or not utility expenses are directly paid by the tenant such as Tenant's direct utility payments provided for in Section 6.1.2 of this Lease), the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to usable square feet, and taking into consideration only, and granting only, the following concessions (provided that the rent payable in Comparable Deals in which the terms of such Comparable Deals are determined by use of a discounted fair market rate formula shall be equitably increased in order that such Comparable Deals will not reflect a discounted rate) (collectively, the "RENT CONCESSIONS"): (a) rental abatement concessions or build-out periods, if any, being granted such tenants in connection with such comparable spaces; (b) tenant improvements or allowances provided or to be provided for such comparable space, taking into account the value of the existing improvements in the Option Premises, such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by general office users as contrasted with this specific Tenant, (c) other reasonable monetary concessions, if any, being granted such tenants in connection with such comparable space; provided, however, that notwithstanding anything to the contrary herein, no consideration shall be given to the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with the applicable term or the fact that the Comparable Deals do or do not involve the payment of real estate brokerage commissions. The term "COMPARABLE TERM" shall refer to the length of the lease term, without consideration of options to extend such term, for the space in question. In addition, the determination of the Market Rent shall include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant's rent obligations during any Option Term. Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions upon tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants) If in determining the Market Rent, Tenant is entitled to a tenant improvement or comparable allowance for the improvement of the Option Premises (the "OPTION TERM TI ALLOWANCE"), Landlord may, at Landlord's sole option, elect any or a portion of the following: (A) to grant some or all of the Option Term TI Allowance to Tenant in the form as described above (i.e., as an improvement allowance), and/or (B) to reduce the rental rate component of the Market Rent to be an effective rental rate which takes into consideration (including the application of the appropriate interest rate to any such unfunded Option Term TI Allowance) that Tenant will not receive the total dollar value of such excess Option Term TI Allowance (in which case the Option Term TI Allowance evidenced in the effective rental rate shall not be granted to Tenant). The term "COMPARABLE BUILDINGS" shall mean the Building and other first-class office buildings which are comparable to the Building in terms of age (based upon the date of completion of construction or major renovation as to the building containing the portion of the Premises in question), quality of construction, level of services and amenities, size and appearance, and are located in the Del Mar Heights/UTC area (the ("COMPARABLE AREA").

               2.2.3 EXERCISE OF OPTION. The option contained in this Section
2.2 shall be exercised by Tenant, if at all, only in the manner set forth in this Section 2.2.3. Tenant shall deliver notice (the "EXERCISE NOTICE") to Landlord not more than eighteen (18) months nor less than twelve (12) months prior to the expiration of the then Lease Term, stating that Tenant is exercising its option. Concurrently with such Exercise Notice, Tenant shall deliver to Landlord Tenant's calculation of the Market Rent (the "TENANT'S OPTION RENT CALCULATION"). Landlord shall deliver notice (the "LANDLORD RESPONSE NOTICE") to Tenant on or before the date which is thirty (30) days after Landlord's receipt of the Exercise Notice and Tenant's Option Rent Calculation (the "LANDLORD RESPONSE DATE"), stating that (A) Landlord is accepting Tenant's Option Rent Calculation as the Market Rent, or (B) rejecting Tenant's Option Rent Calculation and setting forth Landlord's calculation of the Market Rent (the "LANDLORD'S OPTION RENT

CALCULATION"). Within fifteen (15) business days of its receipt of the Landlord Response Notice, Tenant may, at its option, accept the Market Rent contained in the Landlord's Option Rent Calculation. If Tenant does not affirmatively accept or Tenant rejects the Market Rent specified in the Landlord's Option Rent Calculation, the parties shall follow the procedure, and the Market Rent shall be determined as set forth in Section 2.2.4.

               2.2.4 DETERMINATION OF MARKET RENT. In the event Tenant objects or is deemed to have objected to the Market Rent, Landlord and Tenant shall attempt to agree upon the Market Rent using reasonable good-faith efforts. If Landlord and Tenant fail to reach agreement within sixty (60) days following Tenant's receipt of the Landlord Response Notice (the "OUTSIDE AGREEMENT DATE"), then the issue of Option Rent shall be submitted to arbitration pursuant to the TCCs of this Section 2.2.4, but subject to the conditions, when appropriate, of Sections 2.2.2 and 2.2.3.

                      2.2.4.1 Landlord and Tenant shall mutually appoint one arbitrator (the "ARBITRATOR") who shall by profession be a licensed Southern California MAI appraiser who shall have been active over the five (5)-year period ending on the date of such appointment in the leasing of first-class office properties in the Comparable Area. The determination of the Arbitrator shall be limited solely to the issue of whether Landlord's Option Rent Calculation or Tenant's Option Rent Calculation, is the closest to the actual Market Rent as determined by the Arbitrator, taking into account the requirements of Section 2.2.2 of this Lease. Such Arbitrator shall be appointed within fifteen (15) days after the applicable Outside Agreement Date. Landlord and Tenant may not directly or indirectly, consult with the Arbitrator prior to, or subsequent to, his or her appointment.

                      2.2.4.2 The Arbitrator shall within thirty (30) days of appointment reach a decision as to Market Rent and determine whether the Landlord's Option Rent Calculation or Tenant's Option Rent Calculation as submitted pursuant to Section 2.2.4 of this Lease is closest to Market Rent as determined by the Arbitrator and simultaneously publish a ruling ("AWARD") indicating whether Landlord's Option Rent Calculation or Tenant's Option Rent Calculation is closest to the Market Rent as determined by the Arbitrator. Following notification of the Award, the Landlord's Option Rent Calculation or Tenant's Option Rent Calculation, whichever is selected by the Arbitrator as being closest to Market Rent shall become the then applicable Market Rent.

                      2.2.4.3 The Award issued by the Arbitrator shall be binding upon Landlord and Tenant.

                      2.2.4.4 If Landlord and Tenant fail to appoint an Arbitrator within fifteen (15) days after the applicable Outside Agreement Date, either party may petition the presiding judge of the Superior Court of San Diego County to appoint such Arbitrator subject to the criteria in Section 2.2.4.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Arbitrator.

                      2.2.4.5 The cost of arbitration shall be paid (i) by Landlord if Tenant's Option Rent Calculation is closest to the Market Rent as determined by the Arbitrator, or (ii) by

Tenant if Landlord's Option Rent Calculation is closest to the Market Rent as determined by the Arbitrator.

        2.3    TERMINATION RIGHT.

               2.3.1 EXERCISE OF TERMINATION RIGHT. Tenant shall have the right to terminate and cancel this Lease effective as of the first day of the thirteenth (13th) Lease Year or thereafter during the initial Lease Term (the "TERMINATION DATE"), provided that, not later than twelve (12) months prior to the Termination Date, Landlord receives (i) written notice from Tenant (the "TERMINATION NOTICE") that Tenant intends to terminate this Lease pursuant to the terms of this Section 2.3, and (ii) cash in the amount of the "Termination Fee," as that term is defined below, as consideration for such early termination. Upon Tenant's delivery of the Termination Notice to Landlord, all of Tenant's rights under Section 1.4 (with respect to the First Offer Space) and
Section 2.2 (with respect to the Option Terms), shall automatically terminate and be of no further force and effect regardless of whether this Lease thereafter shall be terminated in accordance with the terms of this Section 2.3. As used in this Lease, the "TERMINATION FEE" shall be equal to the "Unamortized Value as of the Termination Date," as that term is defined below, of the Lease Concessions. As used in this Lease, the "LEASE CONCESSIONS" shall be equal to the sum of: (A) the amount of all tenant improvement costs (including, without limitation, the Tenant Improvement Allowance) expended by Landlord in connection with this Lease (other than amounts initially and directly reimbursed by Tenant); (B) any free rent, reduced rent or rent abatement granted to Tenant;
(C) the amount of all real estate commissions paid to Tenant or any broker or brokerage company in connection with the consummation of this Lease; (D) any other monetary amounts paid by Landlord to Tenant or any other monetary concessions granted by Landlord to Tenant in connection with this Lease or the Premises, and (E) Landlord's deferred rent receivables. As used in this Lease, the "UNAMORTIZED VALUE AS OF THE TERMINATION DATE" of the applicable Lease Concessions shall be equal to the present value as of the Termination Date of the right to receive an annuity of monthly payments equal to the applicable "Monthly Amortization Amount," as determined below, on the first day of each month for the period commencing on the Termination Date and ending on the Lease Expiration Date, such present value to be determined using a discount factor equal to the future value interest factor described in item (2), below. As used in this Lease, the "MONTHLY AMORTIZATION AMOUNT" shall be determined in connection with the calculation of a missing component of an annuity, using: (1) the amount of the applicable Lease Concessions as the present value of such annuity; (2) the annual "Bank Prime Loan" rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) (the "REFERENCE RATE") in effect as of the date of the disbursement of each of the applicable Lease Concessions, as the future value interest factor; (3) the number of months in the Lease Term as the number of monthly payments of the annuity; and (4) the Monthly Amortization Amount (the missing component) as the monthly payment amount under the annuity. For purposes of example only, assuming (x) a Termination Date on the first day of the thirteenth (13th) Lease Year, (y) a Tenant Improvement Allowance equal to $40.00 per Usable Square Foot of the Premises, and (z) 180,000 Rentable Square Feet in the Premises, the Termination Fee would be approximately $6,900,000.00.

               2.3.2 TERMINATION OF LEASE. Provided that Tenant timely elects to terminate this Lease in accordance with Section 2.3.1, above, this Lease (including any subtenancies) shall automatically terminate and be of no further force or effect, and Landlord and Tenant shall be relieved of their respective obligations under this Lease, as of the Termination Date, except with respect to those obligations set forth in this Lease which specifically survive the expiration or earlier termination of this Lease, including, without limitation, the payment by Tenant of all amounts owed by Tenant under this Lease. The termination right contained in this Section 2.3 shall be personal to the Original Tenant and its Affiliates, and may only be exercised by Original Tenant or its Affiliates (and not by any other assignee, sublessee or other "Transferee," as that term is defined in Section 14.1 of this Lease, of Tenant's interest in this Lease).

               2.3.3 NO TENANT DEFAULT. Notwithstanding anything to the contrary contained in this Section 2.3, Tenant shall have no right to exercise the termination right set forth in this Section 2.3 if Tenant is in default under this Lease as of the date of Tenant's delivery to Landlord of the Termination Notice or, at Landlord's option, at any time prior to the Termination Date; provided, however, Tenant may retain its right to so exercise if the Termination Fee is increased by an amount sufficient to cure any such default. Except to the extent Tenant cures the applicable default pursuant to the TCCs of the preceding sentence, if Tenant is in default under the Lease following Tenant's delivery to Landlord of the Termination Notice but prior to the Termination Date, then, at Landlord's option, the Termination Notice shall be null and void and of no further force or effect, and Landlord shall have the right to add the Termination Fee to the "Security Deposit," as that term is defined in Article 21, below, held by Landlord under this Lease and, therefore, if Tenant defaults with respect to any provisions of this Lease, then Landlord shall have the right, without notice to Tenant, but not the obligation, to apply all or any part of the Termination Fee for the payment of any Rent or any other sum in default in accordance with Article 21, below. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any successor statute, with respect to Landlord's use of the Termination Fee in connection with Tenant's default under this Lease.

                                    ARTICLE 3

                       BASE RENT; LATE DELIVERY ABATEMENT

        3.1 BASE RENT. Tenant shall pay, without prior notice or demand, to Landlord or Landlord's agent at such place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("BASE RENT") as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first full month of the Lease Term which occurs after the expiration of any free rent period shall be paid at the time of Tenant's execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

        3.2 LATE DELIVERY CREDIT. In the event the Premises is not Ready for Occupancy on or before August 16, 2003 (subject to extension due to "Force Majeure" and "Tenant Delays," as those terms are set forth, respectively, in
Section 29.16 of this Lease and Section 5.2 of the Tenant Work Letter, the "FIRST OUTSIDE RFO DATE"), then Tenant shall receive a credit against Base Rent equal to Two Thousand Five Hundred and No/100 Dollars ($2,500.00) per day of the period commencing on the First Outside RFO Date and ending on the earlier to occur of (i) the date the Premises is Ready for Occupancy, or (ii) the day immediately preceding the "Second Outside RFO Date". In addition to the foregoing, in the event the Premises is not Ready for Occupancy on or before August 24, 2003 (subject to extension due to Force Majeure and Tenant Delays, the "SECOND OUTSIDE RFO DATE"), then Tenant shall receive a credit against Base Rent equal to Three Thousand Five Hundred and No/100 Dollars ($3,500.00) per day of the period commencing on the Second Outside RFO Date and ending on the earlier to occur of (iii) the date the Premises is Ready for Occupancy, or (iv) the day immediately preceding the "Third Outside RFO Date". In addition to the foregoing, in the event the Premises is not Ready for Occupancy on or before September 1, 2003 (subject to extension due to Force Majeure and Tenant Delays, the "THIRD OUTSIDE RFO DATE"), then Tenant shall receive a credit against Base Rent equal to Five Thousand and No/100 Dollars ($5,000.00) per day of the period commencing on the Third Outside RFO Date and ending on the the date the Premises is Ready for Occupancy. Notwithstanding anything to the contrary set forth above, to the extent the selected "Contractor," as that term is set forth in
Section 4.1.1 of the Tenant Work Letter is a general contractor other than Reno Contracting, then each of the First Outside RFO Date, the Second Outside RFO Date and the Third Outside RFO Date, shall be automatically extended (in addition to any extension due to Force Majeure and/or Tenant Delays) by a period equal to one (1) month.

                                    ARTICLE 4

                                 ADDITIONAL RENT

        4.1 GENERAL TERMS. In addition to paying the Base Rent specified in
Article 3 of this Lease, Tenant shall pay "TENANT'S SHARE" of the annual "DIRECT EXPENSES," as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease, respectively, which are in excess of the amount of Direct Expenses applicable to the "Base Year," as that term is defined in Section 4.2.1, below; provided, however, that in no event shall any decrease in Direct Expenses for any Expense Year below Direct Expenses for the Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the "ADDITIONAL RENT", and the Base Rent and the Additional Rent are herein collectively referred to as "RENT." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term, provided that Landlord bills Tenant for such Additional Rent within one (1) year following the calendar year in which the Lease Term expires, except where the failure to timely furnish such bill as to any particular item includable as Additional Rent is beyond Landlord's reasonable control (e.g., tax assessments that are late in arriving from the assessor), in which case such one (1) year limit shall not be applicable.

        4.2 DEFINITIONS OF KEY TERMS RELATING TO ADDITIONAL RENT. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

               4.2.1 "BASE YEAR" shall mean the period set forth in Section 5 of the Summary.

               4.2.2 "DIRECT EXPENSES" shall mean "Operating Expenses" and "Tax Expenses."

               4.2.3 "EXPENSE YEAR" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant's Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

               4.2.4 "OPERATING EXPENSES" shall be calculated under accounting principles consistently applied from year to year and shall mean all expenses, costs and amounts of every kind and nature which, in accordance with sound real estate management principles (consistently applied), Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project; provided, however, that if Landlord does not carry earthquake/flood insurance for the Real Property and/or the Building during any part of the Base Year but subsequently obtains earthquake/flood insurance for the Real Property and/or the Building during the Lease Term, then from and after the date upon which Landlord obtains such earthquake/flood insurance and continuing throughout the period during which Landlord maintains such insurance, Operating Expenses for the Base Year shall be deemed to be increased by the amount of the premium Landlord reasonably estimates it would have incurred had Landlord maintained such insurance for the same period of time during the Base Year as such insurance was maintained by Landlord during such subsequent Expense Year; provided further, however, any such earthquake/flood insurance shall be subject to Tenant's reasonable approval (Tenant acknowledging and agreeing, however, that it shall be deemed unreasonable for Tenant to withhold such consent to the extent (A) such earthquake/flood insurance is mandated by applicable governmental entities or Landlord's lender, or (B) landlords of Comparable Buildings are requiring such earthquake/flood insurance policies be maintained and Landlord's earthquake/flood insurance policy is commercially reasonably vis-a-vis such third party policies); (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) costs incurred in connection with the parking areas servicing the Project; (vi) fees and other costs, including management fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project (which fees shall be commercially reasonable vis-a-vis the competitive fees being charged for similar services at Comparable Buildings in the Comparable Area); (vii) payments under any equipment rental agreements and the fair rental value of any management office space;
(viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Building;
(xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, (B) that are required to comply with present or anticipated conservation programs, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, or (D) that are required under any governmental law or regulation enacted after construction of the Building; provided, however, that any capital expenditure shall be amortized with interest over its useful life in accordance with sound real estate management and accounting principles; (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute "Tax Expenses" as that term is defined in Section 4.2.5, below; and (xv) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building.

        If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not at least ninety-five percent (95%) occupied during all or a portion of the Base Year or any Expense Year, Landlord may elect to make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. Operating Expenses for the Base Year shall not include cost increases due to extraordinary circumstances, including, but not limited to, Force Majeure boycotts, strikes, conservation surcharges, embargoes or shortages, or amortized costs relating to capital improvements. In no event shall the components of Direct Expenses for any Expense Year related to Project utilities, services, or insurance costs be less than the components of Direct Expenses related to Project utilities, services, or insurance costs in the Base Year. If Landlord, in any Expense Year following the Base Year, begins providing any new services, then for such period of time in which such new services apply, Operating Expenses for the Base Year shall be increased by the amount that Landlord reasonably determines it would have incurred had Landlord provided such new service during the same period of time during the Base Year as such new service was provided during such subsequent Expense Year. Notwithstanding the foregoing, no adjustment to the Operating Expenses for the Base Year shall occur to the extent such new service (1) is attributable to Tenant's use of the Premises (as opposed to office use generally), in which case Landlord may elect (Y) to include the cost of such new services in Operating Expenses, or (Z) to invoice Tenant directly for such costs, depending upon the nature of the service and the extent to which the need for such service is directly attributable to Tenant's use, as determined in Landlord's reasonable discretion, (2) is being offered by landlords in the majority of Comparable Buildings, or (3) is required by "Applicable Laws," as that Term is set forth in
Article 24. If Landlord, in any Expense Year after the Base Year, discontinues any service then for such period of time in which such services are discontinued, Operating Expenses for the Base Year shall be decreased by the amount that Landlord reasonably determines it incurred for such service throughout the Base Year.

Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not include:

                               (i) bad debt expenses and interest, principal,
points and fees on debts (except in connection with the financing of items which are expressly included in the definition of Operating Expenses above) or amortization or rent, attorneys' fees or other transaction costs on any ground lease, mortgage or mortgages or any other debt instrument encumbering the Building or the Project, transaction costs or fees incurred in the sale or refinancing of the Project or any Building within the Project;

                               (ii) marketing costs, including leasing
commissions, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Project;

                               (iii) costs, including permit, license,
construction and inspection costs, incurred with respect to the installation of other tenants' or occupants' improvements made for tenants or other occupants in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants, prospective tenants or other occupants in the Project;

                               (iv) any costs expressly excluded from Operating
Expenses elsewhere in this Lease;

                               (v) costs of any items (including, but not
limited to, costs incurred by Landlord for the repair of damage to the Building) to the extent Landlord receives reimbursement from insurance proceeds or from a third party;

                               (vi) costs of capital improvements, capital
replacements, capital repairs, capital restorations and capital additions except those set forth in Sections 4.2.4(xii) and (xiii) above;

                               (vii) depreciation, amortization and interest
payments, except as specifically included in Operating Expenses pursuant to the terms of this Lease and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with sound real estate management and accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life;

                               (viii) costs, including attorneys' fees and
costs, incurred by Landlord relating to disputes with ground lessors, lenders, brokers, tenants or prospective tenants;

                               (ix) Landlord's general corporate overhead,
general and administrative expenses and costs of operation of the business of Landlord as contrasted with operation of the Project, including within this exclusion, costs related to the sale, financing or refinancing of the Project or any part thereof or interest therein and wages, salaries or other compensation paid to any executive employees of Landlord above the grade of Asset manager (but the Project engineer shall be considered below the grade of Asset manager);

                               (x) advertising and promotional expenditures;

                               (xi) interest and tax penalties incurred as a
result of Landlord's negligence, inability or unwillingness to make payments or file returns when due;

                               (xii) costs arising from Landlord's charitable or
political contributions;

                               (xiii) costs for acquisition of sculpture,
paintings or other objects of art;

                               (xiv) supervisory fees, overhead or profit to
Landlord (1) for Landlord's repairs or maintenance services, except to the extent that (i) the percentage of the cost of such services resulting in such fees, overhead or profit is consistent with the percentage rate commonly charged by third party managers of service providers in the vicinity of the Project and
(ii) the total cost of such fees, overhead or profit included in Operating Expenses is consistent with the total cost associated with such services commonly charged by comparable providers in the vicinity of the Project, or (2) relating to Tenant's alterations or repairs;

                               (xv) construction costs, development fees,
permits and similar costs relating to Landlord's construction of the initial Landlord Work (as defined in the Tenant Work Letter), and any costs associated with correcting any defects in the construction of such Landlord Work;

                               (xvi) the cost of any after-hour utilities or
other services provided to a tenant of the Project, which are available to Tenant without additional charge, or for which Landlord is entitled to receive direct payment from the requesting tenant;

                               (xvii) operating reserves or contingency amounts
in excess of the percentage of Operating Expenses allocated thereto in the Base Year; and

                               (xviii) costs for which the Landlord is directly
reimbursed by any tenant or occupant of the Project (including Tenant, if applicable, i.e., "Excess Parking Costs") or by insurance by its carrier or any tenant's carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company.

               4.2.5  TAXES.

                      4.2.5.1 "TAX EXPENSES" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), excluding fines, default interest and penalties (unless due to Tenant's failure to pay Additional Rent when due), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof. All assessments shall be paid by Landlord in the maximum number of installments permitted by law and shall not be included as Tax Expenses except in the year in which the assessment installment is actually paid.

                      4.2.5.2 Tax Expenses shall include, without limitation:
(i) Any tax on the rent; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("PROPOSITION 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises (provided that Tax Expenses shall not include any documentary transfer taxes associated with the conveyance of Landlord's interest in any portion of the Project).

                      4.2.5.3 Any costs and expenses (including, without limitation, reasonable attorneys' fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid. Except as set forth in Section 4.2.5.4, below, refunds of Tax Expenses shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Share of any such increased Tax Expenses provided, however, Landlord shall diligently pursue an appeal thereof should Tenant reasonably conclude that such increase is not warranted. Notwithstanding anything to the contrary contained in this Section 4.2.5 (except as set forth in Section 4.2.5.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Project),
(ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease.

                      4.2.5.4 Notwithstanding anything to the contrary set forth in this Lease, the amount of Tax Expenses for the Base Year and any Expense Year shall be calculated without taking into account any decreases in real estate taxes obtained in connection with Proposition 8, and, therefore, the Tax Expenses in the Base Year and/or an Expense Year may be greater than those actually incurred by Landlord, but shall, nonetheless, be the Tax Expenses due under this Lease; provided that (i) any costs and expenses incurred by Landlord in securing any Proposition 8 reduction shall not be included in Direct Expenses for purposes of this Lease, and (ii) tax refunds under Proposition 8 shall not be deducted from Tax Expenses, but rather shall be the sole property of Landlord. Landlord and Tenant acknowledge that this Section 4.2.5.4 is not intended to in any way affect (A) the inclusion in Tax Expenses of the statutory two percent (2.0%) annual increase in Tax Expenses (as such statutory increase may be modified by subsequent legislation), or (B) the inclusion or exclusion of Tax Expenses pursuant to the terms of Proposition 13, which shall be governed pursuant to the terms of Sections 4.2.5.1 through 4.2.5.3, above.

                      4.2.5.5 Landlord shall not voluntarily issue any assessments or bonds for the Project which would increase Tenant's payment of Tax Expenses without Tenant's prior written consent.

               4.2.6 "TENANT'S SHARE" shall mean the percentage set forth in
Section 6 of the Summary (as the same may be adjusted pursuant to Section 1.2 above). Tenant's Share shall be calculated by dividing the rentable square footage of the Premises by the total rentable square footage of the Building.

               4.2.7 "OPERATING EXPENSE BUDGET" shall mean the estimated Operating Expenses for the Base Year prepared by Landlord and attached hereto as EXHIBIT G. Tenant acknowledges that the Operating Expense Budget is merely an estimate and that actual Operating Expenses may exceed or be less than the Operating Expense Budget for the Base Year.

        4.3    INTENTIONALLY OMITTED.

        4.4 CALCULATION AND PAYMENT OF ADDITIONAL RENT. If for any Expense Year ending or commencing within the Lease Term, Tenant's Share of Direct Expenses for such Expense Year exceeds Tenant's Share of Direct Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in
Section 4.4.1, below, and as Additional Rent, an amount equal to the excess (the "EXCESS").

               4.4.1 STATEMENT OF ACTUAL DIRECT EXPENSES AND PAYMENT BY TENANT. Landlord shall endeavor to give to Tenant following the end of each Expense Year, but in no event later than July 1, a statement (the "STATEMENT") which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of the Excess. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, if an Excess is present, Tenant shall pay, with its next installment of Base Rent due, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as "ESTIMATED EXCESS," as that term is defined in Section 4.4.2, below. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord from collecting the Excess for a period of one (1) year after the expiration of the Expense Year for which the Statement applies, except where the failure to timely furnish the Statement as to any particular item includable in the Statement is beyond Landlord's reasonable control (e.g. tax assessments that are late in arriving from the assessor), in which case such one (1) year limit shall not be applicable. Notwithstanding anything contained in this Section 4.4.1, except for estimated payments by Tenant pursuant to Section 4.4.2 below, Tenant shall not be obligated to pay the Excess unless and until Tenant is furnished with the Statement. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Direct Expenses for the Expense Year in which this Lease terminates, if an Excess if present, Tenant shall immediately pay to Landlord such amount. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.

               4.4.2 STATEMENT OF ESTIMATED DIRECT EXPENSES. In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the "ESTIMATE STATEMENT") which shall set forth Landlord's reasonable estimate (the "ESTIMATE") of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated excess (the "ESTIMATED EXCESS") as calculated by comparing the Direct Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Direct Expenses for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4; provided, however, Tenant shall not be obligated to pay any Estimated Excess until the Estimate Statement is provided to Tenant. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant. Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the next to last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator.

        4.5    TAXES AND OTHER CHARGES FOR WHICH TENANT IS DIRECTLY RESPONSIBLE.

               4.5.1 Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant's equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant's equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord's property or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

               4.5.2 If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord's "building standard" in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above; provided, however, Landlord's "building standard" shall be reasonably established vis-a-vis the customary level of tenant improvements for a first-class office building campus in the Del Mar Heights/UTC area.

               4.5.3 Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

        4.6 LANDLORD'S BOOKS AND RECORDS. Within ninety (90) days after receipt of a Statement by Tenant ("REVIEW PERIOD"), if Tenant disputes the amount set forth in the Statement, Tenant's employees or an independent certified public accountant (which accountant is a member of a regionally recognized accounting firm), designated by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord's records at Landlord's offices, provided that Tenant is not then in default after expiration of all applicable cure periods of any obligation under this Lease (including, but not limited to, the payment of the amount in dispute) and provided further that Tenant and such accountant or representative shall, and each of them shall use their commercially reasonable efforts to cause their respective agents and employees to, maintain all information contained in Landlord's records in strict confidence. Notwithstanding the foregoing, Tenant shall only have the right to review Landlord's records one (1) time during any twelve (12) month period. Tenant's failure to dispute the amounts set forth in any Statement within the Review Period shall be deemed to be Tenant's approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If after such inspection, but within thirty (30) days after the Review Period, Tenant notifies Landlord in writing that Tenant still disputes such amounts, a certification as to the proper amount shall be made, at Tenant's expense, by an independent certified public accountant selected by Landlord and who is a member of a nationally or regionally recognized accounting firm, which certification shall be binding upon Landlord and Tenant. Landlord shall cooperate in good faith with Tenant and the accountant to show Tenant and the accountant the information upon which the certification is to be based. However, if such certification by the accountant proves that the Direct Expenses set forth in the Statement were overstated by more than five percent (5%), then the cost of the accountant and the cost of such certification shall be paid for by Landlord. Promptly following the parties receipt of such certification, the parties shall make such appropriate payments or reimbursements, as the case may be, to each other, as are determined to be owing pursuant to such certification, together with interest at the Interest Rate (as defined in Article 25 below). Tenant agrees that this section shall be the sole method to be used by Tenant to dispute the amount of any Direct Expenses payable by Tenant pursuant to the terms of this Lease, and Tenant hereby waives any other rights at law or in equity relating thereto.

                                    ARTICLE 5

                                 USE OF PREMISES

        5.1 PERMITTED USE. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion.

        5.2 PROHIBITED USES. The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; (iii) operational offices of any health care professionals;
(iv) schools or other training facilities which are not ancillary to corporate, executive or professional office use; (v) retail or restaurant uses; or (vi) communications firms such as radio and/or television stations. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in EXHIBIT D, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect. Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or unreasonably annoy them or use or allow the Premises to be used for any unlawful or reasonably objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.

        5.3 CC&RS. Tenant shall comply with all recorded covenants, conditions, and restrictions currently affecting the Project. Additionally, Tenant acknowledges that the Project may be subject to any future covenants, conditions, and restrictions (the "CC&RS") which Landlord, in Landlord's discretion, deems reasonably necessary or desirable, and Tenant agrees that this Lease shall be subject and subordinate to such CC&Rs; provided, however, such future CC&R's shall not materially adversely affect Tenant's use or occupancy of the Premises nor any of its rights hereunder. Landlord shall have the right to require Tenant to execute and acknowledge, within fifteen (15) business days of a request by Landlord, a "Recognition of Covenants, Conditions, and Restriction," in a form substantially similar to that attached hereto as EXHIBIT F, agreeing to and acknowledging the CC&Rs. Landlord represents and warrants that use of the Premises for general office use, including customer service, conforms with currently recorded CC&R's.

                                    ARTICLE 6

                             SERVICES AND UTILITIES

        6.1 STANDARD TENANT SERVICES. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

               6.1.1 Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning ("HVAC") when necessary for normal comfort for normal office use in the Premises from 6:00 A.M. to 7:00 P.M. Monday through Friday, and on Saturdays from 8:00 A.M. to 1:00 P.M. (collectively, the "BUILDING HOURS"), except for the date of observation of New Year's Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and, at Landlord's reasonable discretion, other locally or nationally recognized holidays (collectively, the "HOLIDAYS"); provided, however, in no event shall Holidays include "Martin Luther King Day," "Columbus Day" and "Veterans Day".

               6.1.2 Landlord shall provide adequate electrical wiring and facilities for connection to Tenant's lighting fixtures and incidental use equipment consistent with the "Base Building Plans and Specifications" set forth on Schedule 2 to the Tenant Work Letter. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises. All electrical usage for the Premises (including, without limitation, electrical usage associated with the operation of the HVAC equipment) shall be separately metered pursuant to a meter or meters to be installed pursuant to the Tenant Work Letter as a charge to the Tenant Improvement Allowance. Tenant shall contract directly with the utility provider selected by Tenant and reasonably approved by Landlord to provide such electrical services to the Premises and Tenant shall pay all such electrical charges directly to the provider as reflected by such meter.

               6.1.3 Landlord shall provide city water for lifesafety systems in accordance with the Base Building Plans and Specifications, and from the regular Building outlets for drinking, lavatory and toilet purposes in the Building Common Areas. In the event Tenant wishes to use more water than the amount which Landlord is required to furnish pursuant to this Section 6.1.3 (for the use of Tenant's "cafeteria," "work-out" area, or excess lavatory use, to the extent the same is in excess of the Base Building Plans and Specifications), Tenant shall pay all costs associated with providing such excess water to the Premises and for separately metering such excess water supplied to the Premises.

               6.1.4 Landlord shall provide janitorial services to the Premises, except the date of observation of the Holidays, in and about the Premises and window washing services at a minimum of twice per year.

               6.1.5 Landlord shall provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours, shall have one elevator available at all other times, except on the Holidays, and shall provide nonexclusive, non-attended automatic passenger elevator service during Building Hours only.

               6.1.6 Landlord shall provide nonexclusive freight elevator service subject to scheduling by Landlord.

               6.1.7 Landlord shall provide security personnel and porter service during Business Hours, in and about the Premises.

               6.1.8 Landlord will use its reasonable efforts to work with local exchange carriers to provide fiberoptic services to the Premises. Landlord agrees that it will not unreasonably exclude any qualified carrier from providing services to the Premises for the benefit of Tenant; however, Tenant acknowledges that Landlord reserves the right to negotiate the terms under which any such carrier shall have access to any multi-tenant building within the Project.

        Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.

        6.2 OVERSTANDARD TENANT USE. Tenant shall not, without Landlord's prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section
6.1 of this Lease. If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord. If Tenant uses water, electricity, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, upon billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, at the rates charged by the public utility company furnishing the same, including the cost of such additional metering devices. Tenant's use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation, and subject to the terms of Section 29.32, below, Tenant shall not install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises, without the prior written consent of Landlord. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time establish as appropriate, of Tenant's desired use in order to supply such utilities, and Landlord shall supply such utilities to Tenant at a (which shall be treated as Additional Rent) reasonably determined by Landlord to be its actual cost of providing such service, including a reasonable administration expense.

        6.3 INTERRUPTION OF USE. Except as otherwise expressly set forth in
Section 6.4, below, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6. Landlord may comply with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease, provided that the Premises are not thereby rendered untenantable.

        6.4 RENT ABATEMENT. If Landlord fails to perform the obligations required of Landlord under the TCCs of this Lease and such failure causes all or a portion of the Premises to be untenantable and unusable by Tenant and such failure relates to the nonfunctioning of the heat, ventilation, and air conditioning system in the Premises, the electricity in the Premises, the nonfunctioning of the elevator service to the Premises, or a failure to provide access to the Premises, Tenant shall give Landlord notice (the "INITIAL NOTICE"), specifying such failure to perform by Landlord (the "LANDLORD DEFAULT"). If Landlord has not cured such Landlord Default within five (5) business days after the receipt of the Initial Notice (the "ELIGIBILITY PERIOD"), Tenant may deliver an additional notice to Landlord (the "ADDITIONAL NOTICE"), specifying such Landlord Default and Tenant's intention to abate the payment of Rent under this Lease. If Landlord does not cure such Landlord Default within five (5) business days of receipt of the Additional Notice, Tenant may, upon written notice to Landlord, immediately abate Rent payable under this Lease for that portion of the Premises rendered untenantable and not used by Tenant, for the period beginning on the date five (5) business days after the Initial Notice to the earlier of the date Landlord cures such Landlord Default or the date Tenant recommences the use of such portion of the Premises. Notwithstanding anything contained in this
Section 6.4, in the event such Landlord Default is shown by Tenant to be directly attributable to the negligence or intentional acts of Landlord, its agents or employees, and if Tenant is unable to utilize the Premises for a period of two hundred seventy (270) cumulative days within any twenty-four
(24)-month period after Landlord's receipt of the Initial Notice, Tenant may terminate this Lease by written notice to Landlord at any time after the number of said two hundred seventy (270) days has been exceeded, until the date upon which such services or utilities are restored. Tenant's rights set forth in this
Section 6.4 shall be Tenant's sole and exclusive remedy at law or in equity for a Landlord Default. Except as provided in this Section 6.4, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

                                    ARTICLE 7

                                     REPAIRS

        7.1 LANDLORD'S RESPONSIBILITY. Landlord shall (as an Operating Expense, except as provided in Section 7.2 below or subject to exclusion from Operating Expenses in accordance with Section 4.2.4 above) repair and maintain the structural portions of the Building including the foundation, floor/ceiling slabs, roof, curtain walls, exterior glass and moldings, columns, beams, shafts (including elevator shafts), stairs, stairwells, elevator cabs and all Common Areas and shall also maintain and repair the basic mechanical, electrical, life-safety, plumbing and sprinkler systems and HVAC systems (except for any distribution of such systems exclusively to the Premises and for Tenant's twenty four (24) hour systems). Notwithstanding any provision set forth in this Article 7 to the contrary, if Tenant provides written notice to Landlord of an event or circumstance which requires the action of Landlord with respect to repair and/or maintenance of the Premises only (and not any other portion of the Project), and Landlord fails to provide such action within a reasonable period of time, given the circumstances, after the receipt of such notice, but in no event earlier than thirty (30) days after Landlord's receipt of such notice, then Tenant may proceed to take the required action upon delivery of an additional ten (10) business days notice to Landlord specifying that Tenant is taking such required action, and if such action was required under the terms of this Lease to be taken by Landlord and was not taken by Landlord within such ten (10) day period, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant's actual, reasonable costs in taking such action. In the event Tenant takes such action, and such work will affect the systems of the Building or the structural integrity of the Building, Tenant shall use only those contractors used by Landlord in the Project for work on such Building systems or structure unless such contractors are unwilling or unable to perform, or timely perform, such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in first-class office buildings in the Del Mar Heights/UTC area.

        7.2 STRUCTURAL REPAIRS. Capital repairs and replacements which Landlord is obligated to make pursuant to Section 7.1 above to the curtain walls, foundations, structural elements of the roofs (as opposed to roof membranes) and underground utilities may be referred to herein as "STRUCTURAL REPAIRS". Notwithstanding anything to the contrary contained in this Lease, but subject to
Article 22 below, the cost of any Structural Repairs shall be excluded from Operating Expenses; provided, however, that to the extent any Structural Repairs are necessitated due to the negligence or willful misconduct of Tenant, its agents, employees or contractors,

Tenant shall be responsible for the cost of such repairs to the extent such repairs are not covered by insurance carried by Landlord.

        7.3 TENANT'S RESPONSIBILITY. Tenant shall, at Tenant's own expense, pursuant to the terms of this Lease, including without limitation Article 8 hereof, keep the Premises, including all improvements, fixtures and furnishings therein, and the floor or floors of the Building on which the Premises are located, in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant's own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, pursuant to the terms of this Lease, including without limitation Article 8 hereof, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant; provided however, that, at Landlord's option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building and/or the Project) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

                                    ARTICLE 8

                            ADDITIONS AND ALTERATIONS

        8.1 LANDLORD'S CONSENT TO ALTERATIONS. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the "ALTERATIONS") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than ten (10) business days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8. Notwithstanding anything to the contrary contained herein, Tenant may make strictly cosmetic changes to the finish work in the Premises (the "COSMETIC ALTERATIONS"), without Landlord's consent, provided that the aggregate cost of any such alterations does not exceed $100,000 in any twelve (12) month period, and further provided that such alterations do not (i) require any structural or other substantial modifications to the Premises, (ii) require any changes to, nor adversely affect, the systems and equipment of the Building, or (iii) affect the exterior appearance of the Building. Tenant shall give Landlord at least fifteen (15) days prior notice of such Cosmetic Alterations, which notice shall be accompanied by reasonably adequate evidence that such changes meet the criteria contained in this Section 8.1.

        8.2 MANNER OF CONSTRUCTION. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, subcontractors, materials, mechanics and materialmen selected by Tenant from a list provided and approved by Landlord, the requirement that upon Landlord's request, (which request must be made, if at all, at the time of Landlord's consent to the Alteration), Tenant shall, at Tenant's expense, remove such Alterations upon the expiration or any early termination of the Lease Term. If such Alterations will involve the use of or disturb hazardous materials or substances existing in the Premises, Tenant shall comply with Landlord's rules and regulations concerning such hazardous materials or substances. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the City of San Diego, all in conformance with Landlord's construction rules and regulations. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the "Base Building," as that term is defined below, then Landlord shall, at Tenant's expense, make such changes to the Base Building. The "BASE BUILDING" shall include the structural portions of the Building, and the public restrooms and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord's reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. In addition to Tenant's obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Diego in accordance with
Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project management office a reproducible copy of the "as built" drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations, if such Alterations are of a type for which as-built plans are reasonably available.

        8.3 PAYMENT FOR IMPROVEMENTS. If payment is made directly to contractors, Tenant shall comply with Landlord's requirements for final lien releases and waivers in connection with Tenant's payment for work to contractors. Whether or not Tenant orders any work directly from Landlord, Tenant shall pay to Landlord a percentage of the cost of such work sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work.

        8.4 CONSTRUCTION INSURANCE. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries "BUILDER'S ALL

RISK" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, if the cost of any Alteration exceeds One Hundred Thousand Dollars ($100,000.00), Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

        8.5 LANDLORD'S PROPERTY. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, except that Tenant may remove any Alterations, improvements, fixtures and/or equipment which Tenant can substantiate to Landlord have not been paid for with any Tenant improvement allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal and returns the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord. Furthermore, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant's expense, to (i) remove any Alterations or improvements in the Premises, and/or (ii) remove any "Extraordinary Alterations," as that term is defined in Section 2.4 of the Tenant Work Letter, located within the Premises and replace the same with then existing "Building Standard Tenant Improvements," as that term is defined in
Section 2.3 of the Tenant Work Letter, and to repair any damage to the Premises and Building caused by such removal and returns the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations or improvements in the Premises, and returns the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord, then at Landlord's option, either
(A) Tenant shall be deemed to be holding over in the Premises and Rent shall continue to accrue in accordance with the terms of Article 16, below, until such work shall be completed, or (B) Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

                                    ARTICLE 9

                             COVENANT AGAINST LIENS

        Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys' fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) business days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Project, Building and Premises.

                                   ARTICLE 10

                                    INSURANCE

        10.1 INDEMNIFICATION AND WAIVER. To the extent not prohibited by law and except as otherwise expressly provided herein, Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, "LANDLORD PARTIES") shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause in, on or about the Premises, any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Project or any breach of the terms of this Lease, either prior to, during, or after the expiration of the Lease Term. However, notwithstanding the foregoing, Tenant shall not be required to indemnify and/or hold Landlord harmless from any loss, cost, liability, damage or expense, including, but not limited to, penalties, fines, attorneys' fees or costs (collectively, "CLAIMS"), to any person, property or entity to the extent resulting from the negligence or willful misconduct of Landlord or its agents, contractors, or employees (except for damage to the Tenant Improvements and Tenant's personal property, fixtures, furniture and equipment in the Premises in which case Tenant shall be responsible to the extent Tenant is required to obtain the requisite insurance coverage pursuant to this Lease); provided, however, Tenant hereby indemnifies and holds Landlord harmless from any Claims to the extent such Claim is covered by Tenant's insurance, even if such Claim is resulting from the negligent acts, omissions, or willful misconduct of Landlord or those of its agents, contractors, or employees. Subject to Section 10.5 below, Landlord hereby indemnifies Tenant and holds Tenant harmless from any Claims to the extent resulting from the negligence or willful misconduct of Landlord or its agents, contractors or employees and not covered by insurance required to be carried under this Lease by Tenant or actually carried by Tenant; provided, however, that (i) Landlord hereby indemnifies and holds Tenant harmless from any

Claims to any property outside of the Premises to the extent such Claim is covered by such insurance, even if resulting from the negligent acts, omissions, or willful misconduct of Tenant or those of its agents, contractors, or employees, and (ii) because Tenant must carry insurance pursuant to Section
10.3.2 to cover its personal property within the Premises and the Improvements, Tenant hereby indemnifies and holds Landlord harmless from any Claim to any property within the Premises, to the extent such Claim is covered by such insurance, even if resulting from the negligent acts, omissions or willful misconduct of Landlord or those of its agents, contractors, or employees. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

        10.2 TENANT'S COMPLIANCE WITH LANDLORD'S FIRE AND CASUALTY INSURANCE. To the extent Tenant has been provided notice thereof, Tenant shall, at Tenant's expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

        10.3 TENANT'S INSURANCE. Tenant shall maintain the following coverages in the following amounts.

               10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant's operations, and contractual liabilities (covering the performance by Tenant of its indemnity agreements) including a Broad Form endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than:

             Bodily Injury and                    $3,000,000 each occurrence
             Property Damage Liability            $3,000,000 annual aggregate

             Personal Injury Liability            $3,000,000 each occurrence
                                                  $3,000,000 annual aggregate
                                                  0% Insured's participation

These limits may be satisfied by a general liability and an umbrella policy so long as all other requirements under this Section 10.3 are met. Notwithstanding the insurance provisions of this Lease to the contrary, Tenant shall have the right to self-insure with respect to any of the insurance required to be carried by Tenant under this Section 10.3.1, provided that (i) Tenant is a publicly traded United States corporation whose stock is traded on a nationally recognized exchange, (ii) Tenant has not assigned its interest in this Lease to an entity other than an Affiliate, (iii) Tenant maintains a minimum net worth of at least One Hundred Fifty Million Dollars ($150,000,000.00) according to its most recent audited financial statements; provided, however, for purposes of determining such net worth, Tenant shall be deemed to include its Affiliates on a consolidated basis, (iv) Tenant governs and manages (either internally or through a third-party administrator) its self-insurance program, and maintains sufficient reserves on its balance sheet committed to its self-insurance program liabilities, in a manner consistent with comparable programs managed by prudent businesses whose stock is publicly traded on nationally recognized exchanges; and (v) applicable law(s) do not prohibit or render unenforceable Tenant's indemnification obligations under this Lease. Upon request, Tenant shall supply to Landlord from time to time with evidence reasonably satisfactory to Landlord of Tenant's net worth and the satisfaction of the conditions set forth above. If Tenant elects to self-insure and without limiting Tenant's responsibility or liability, Tenant shall itself be responsible for losses or liabilities which would have been assumed by insurance companies which would have issued the insurance required by Tenant under this Lease in conformance with Landlord's insurance requirements set forth in this Section 10.3.1 and Tenant shall accept Landlord's tender of defense for any claims within the scope of Tenant's indemnity obligations as if Landlord, Landlord's lender and any other party reasonably identified by Landlord (to the extent such third party has a vested economic interest in the Project), if any, were named as additional insureds on any liability policy maintained by Tenant meeting such requirements. Tenant will notify Landlord in advance of any period for which Tenant intends to self-insure and shall provide Landlord with satisfactory evidence that it complies with the requirements set forth herein in order to give Landlord an opportunity to confirm the satisfaction of the conditions set forth herein. For so long as Tenant self-insures, Tenant, for applicable periods, shall indemnify, defend and hold harmless Landlord, its partners, agents, employees and representatives from and against all costs, damages, or expenses (including reasonable attorneys' fees) incurred or paid by Landlord as a result of any claim which would have been covered by the insurance which would otherwise be required to be carried by Tenant pursuant to this
Section 10.3.1 above. Notwithstanding the foregoing, if any of Landlord's lenders objects to Tenant's self-insurance rights under this Section 10.3.1, then during such portion of the Lease Term that such lender's loan is secured by the Premises and Tenant meets all of the conditions for maintaining a program of self-insurance provided above, then in lieu of the policy of Commercial General Liability Insurance required to be maintained by Tenant under this Section 10.3.1, Tenant shall be required to obtain and maintain a policy of Premises Liability Insurance with similar limits for the Building (excluding Products-Completed Operations Coverage), and any liabilities which are not covered by such insurance, and which would otherwise be covered by the Commercial General Liability Insurance required to be maintained by Tenant under
Section 10.3.1 of this Lease shall be considered to be self-insured by Tenant in accordance with this Section 10.3.1. Furthermore, throughout the period that Tenant self-insures any of the insurance required to be carried by Tenant under this Section 10.3.1, Landlord shall have the right, at Landlord's sole cost and expense, to obtain forced-place insurance of all or any portion of such coverage and Tenant agrees to cooperate with Landlord's efforts to obtain any such coverage, at Landlord's sole cost and expense.

               10.3.2 Physical Damage Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the "Tenant Improvements," as that term is defined in Section 2.1 of the Tenant Work Letter, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the "ORIGINAL IMPROVEMENTS"), and (iii) all other improvements, alterations and additions to the Premises. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year. Notwithstanding anything to the contrary contained herein, the Original Tenant or any Affiliated Assignee (and not any other assignee, subtenant or other transferee) may, subject to the provisions of this
Section 10.3.2, fulfill its insurance obligations under Section 10.3.2(i) above by self-insurance. Any self-insurance so maintained by Tenant shall be deemed to contain all of the terms and conditions applicable to such insurance as required in this Article 10, including, without limitation, a deemed waiver of subrogation; consequently, Landlord shall be treated, for all purposes, as if Tenant had actually purchased such insurance from a third party. If Tenant elects to so self-insure, then with respect to any claims which may result from incidents occurring during the Lease Term, such self-insurance obligation shall survive the expiration or earlier termination of this Lease to the same extent as the insurance required hereunder would survive.

               10.3.3 Worker's Compensation and Employer's Liability or other similar insurance pursuant to all applicable state and local statutes and regulations.

               10.3.4 Primary automobile liability insurance with limits of not less than $1,000,000 per occurrence covering owned, hired and non-owned vehicles used by Tenant.

        10.4 FORM OF POLICIES. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, Landlord's lender and any other party reasonably identified by Landlord (to the extent such third party has a vested economic interest in the Project), as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-X in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) be in form and content reasonably acceptable to Landlord; and (vi) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee of Landlord. Tenant shall deliver said policy or policies or certificates and applicable endorsements thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, upon notice to Tenant and the expiration of a fifteen (15) day cure period, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

        10.5 SUBROGATION. Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

        10.6 ADDITIONAL INSURANCE OBLIGATIONS. Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this
Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord.

        10.7 LANDLORD'S INSURANCE. Landlord shall, as an Operating Expense, maintain the following coverages throughout the Lease Term: (i) Commercial General Liability Insurance covering claims of bodily injury, personal injury and property damage within the Common Areas for commercially reasonable limits of liability, and (ii) Physical Damage Insurance including building ordinance coverage for the Project written on a standard Causes of Loss -- Special Form basis covering risks of physical loss or damage, for the full replacement cost value new without deduction for depreciation of the covered items. Landlord's insurance shall contain commercially reasonable deductible amounts.

                                   ARTICLE 11

                             DAMAGE AND DESTRUCTION

        11.1 REPAIR OF DAMAGE TO PREMISES BY LANDLORD. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, upon notice (the "LANDLORD REPAIR NOTICE") to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's commencement of repair of the damage. In the event that Landlord does not deliver the Landlord Repair Notice within sixty (60) days following the date the casualty becomes known to Landlord, Tenant shall, at its sole cost and expense, repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition. Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant's occupancy, Landlord shall allow Tenant a proportionate abatement of Rent, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof; provided, further, however, that if the damage or destruction is due to the negligence or willful misconduct of Tenant or any of its agents, employees, contractors, invitees or guests, Tenant shall be responsible for any reasonable, applicable insurance deductible (which shall be payable to Landlord upon demand) and there shall be no rent abatement except to the extent Landlord is reimbursed from the proceeds of rental interruption insurance purchased by Landlord as part of the Operating Expenses. In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant's right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith. In the event this Lease is terminated due to a damage or destruction of the Premises (in accordance with the terms of this Article 11 below), then the insurance proceeds received by Tenant attributable to Tenant Improvements and Alterations under the insurance required under Sections 10.3.2(ii) and (iii) above shall be split between Landlord and Tenant as follows: (i) Landlord shall first receive proceeds in an amount equal to the Tenant Improvement Allowance, and (ii) after Landlord has been reimbursed for the Tenant Improvement Allowance, Tenant shall be entitled to fractions of the excess proceeds with (A) each fraction to apply to each separate set of completed Tenant Improvements and Alterations and (B) the numerator of each such fraction equal to the number of months from the date of termination of this Lease until the Lease Expiration Date and the denominator of each such fraction equal to the number of months from the date such set of Tenant Improvements or Alterations was completed until the Lease Expiration Date, and Landlord shall be entitled to the remaining fraction of any such excess proceeds. By way of example only, and not as a limitation upon the foregoing, if the amount of insurance proceeds received by Tenant and attributable to Tenant Improvements are $43.00 per rentable square foot and the amount of insurance proceeds received by Tenant and attributable to Alterations are $5.00 per rentable square foot, and if the Alterations were completed upon the date of expiration of the fourth (4th) Lease Year, and if this Lease is terminated under this Article 11 below as of the last day of the ninth (9th) Lease Year, then Landlord shall first receive proceeds in an amount equal to $40.00 per rentable square foot (i.e., the Tenant Improvement Allowance) and the remaining $8.00 per rentable square foot would be split as follows: (a) the $3.00 per rentable square foot excess attributable to the Tenant Improvements would be split $1.20 per rentable square foot to Tenant (i.e., 72/180 times $3.00) and $1.80 per rentable square foot to Landlord, and (b) the $5.00 per rentable square foot excess attributable to the Alterations would be split $2.727 per rentable square foot to Tenant (i.e., 72/132 times $5.00) and $2.273 to Landlord.

        11.2 LANDLORD'S OPTION TO REPAIR. Notwithstanding the terms of Section
11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord's reasonable judgment, repairs cannot reasonably be completed within two hundred seventy (270) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord's insurance policies; or (iv) Landlord decides to rebuild the Building or Common Areas so that they will be substantially different structurally or architecturally; (v) the damage occurs during the last twelve (12) months of the Lease Term. Notwithstanding the foregoing, Tenant may negate Landlord's termination right by paying any overtime costs or other premiums required in order to cause the repairs to be completed within the two hundred seventy (270) day period set forth above. If Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided above, and the required repairs cannot be completed within two hundred seventy (270) days after being commenced, Tenant may elect, not later than thirty (30) days after Tenant's receipt of notice of the damage or destruction and the time required to effectuate such repairs, to terminate this Lease by written notice to Landlord effective as of the date specified in Tenant's notice.

        11.3 WAIVER OF STATUTORY PROVISIONS. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

        11.4 DAMAGE NEAR END OF TERM. In the event that the Premises is destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term (as such Lease Term may be extended in accordance with Section 2.2 above), then notwithstanding anything contained in this Article 11, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within thirty (30) days after Landlord learns of the necessity for repairs as the result of such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of damage, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.

                                   ARTICLE 12

                                    NONWAIVER

        No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

                                   ARTICLE 13

                                  CONDEMNATION

        If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more than twenty percent (20%) of the rentable square feet of the Premises is taken or more than twenty-five percent (25%) of Tenant's parking spaces are taken (and Landlord does not provide Tenant with substitute parking spaces within thirty (30) days after such taking sufficient to cause the total number of parking spaces available to Tenant to be at least seventy-five percent (75%) of Tenant's total allocated parking spaces), or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease

Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

                                   ARTICLE 14

                            ASSIGNMENT AND SUBLETTING

        14.1 TRANSFERS. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as "TRANSFERS" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "TRANSFEREE"). If Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "TRANSFER NOTICE") shall include (i) the proposed effective date of the Transfer, which shall not be less than fifteen (15) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "SUBJECT SPACE"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the "TRANSFER PREMIUM", as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord's standard Transfer documents in connection with the documentation of such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space and (v) an executed estoppel certificate from Tenant in the form attached hereto as EXHIBIT E. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord's reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys', accountants', architects', engineers' and consultants' fees) incurred by Landlord in connection with any proposed Transfer, not to exceed One Thousand Dollars ($1,000.00) per proposed Transfer, within thirty (30) days after written request by Landlord.

        14.2 LANDLORD'S CONSENT. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

               14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project, or would be a significantly less prestigious occupant of the Building than Tenant;

               14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

               14.2.3 The Transferee is either a governmental agency or instrumentality thereof which is inconsistent with the character of the Project as a first-class office project;

               14.2.4 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

               14.2.5 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease;

               14.2.6 The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); or

               14.2.7 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee is negotiating with Landlord to lease space in the Project; or

               14.2.8 The Transferee does not intend to occupy at lease sixty percent (60%) of the Subject Space and conduct its business therefrom for a substantial portion of the term of the Transfer.

        If Landlord consents to any Transfer pursuant to the terms of this
Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this
Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee. Tenant shall indemnify, defend and hold harmless Landlord from any and all liability, losses, claims, damages, costs, expenses, causes of action and proceedings involving any third party or parties (including without limitation Tenant's proposed subtenant or assignee) who claim they were damaged by Landlord's wrongful withholding or conditioning of Landlord's consent.

        14.3 TRANSFER PREMIUM. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee. "TRANSFER PREMIUM" shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent reasonably provided to the Transferee, and
(iii) any brokerage commissions in connection with the Transfer. "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. In the calculations of the Rent (as it relates to the Transfer Premium calculated under this Section 14.3), and the Transferee's Rent and Quoted Rent under Section 14.2 of this Lease, the Rent paid during each annual period for the Subject Space, and the Transferee's Rent and the Quoted Rent, shall be computed after adjusting such rent to the actual effective rent to be paid, taking into consideration any and all leasehold concessions granted in connection therewith, including, but not limited to, any rent credit and tenant improvement allowance. For purposes of calculating any such effective rent all such concessions shall be amortized on a straight-line basis over the relevant term.

        14.4 LANDLORD'S OPTION AS TO SUBJECT SPACE. Notwithstanding anything to the contrary contained in this Article 14, in the case of a sublease which, when added to all then existing subleases applicable to the Premises, would result in fifty percent (50%) or more of the rentable square footage of the Premises being subject to subleases (in the aggregate), Landlord shall have the option, by giving written notice to Tenant (the "RECAPTURE NOTICE") within thirty (30) days after receipt of any Transfer Notice, to recapture the Subject Space. Such Recapture Notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice (or at Landlord's option, shall cause the Transfer to be made to Landlord or its agent, in which case the parties shall execute the Transfer documentation promptly thereafter). However, if Landlord delivers a Recapture Notice to Tenant, Tenant may, within ten (10) days after Tenant's receipt of the Recapture Notice, deliver written notice to Landlord indicating that Tenant is rescinding its request for consent to the proposed Transfer, in which case such Transfer shall not be consummated and this Lease shall remain in full force and effect as to the portion of the Premises that was the subject of the Transfer. Tenant's failure to so notify Landlord in writing within said ten (10) day period shall be deemed to constitute Tenant's election to allow the Recapture Notice to be effective. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of this Article 14.

        14.5 EFFECT OF TRANSFER. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord's costs of such audit.

        14.6 ADDITIONAL TRANSFERS. For purposes of this Lease, the term "TRANSFER" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

        14.7 OCCURRENCE OF DEFAULT. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to:
(i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease, Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord's enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord's right to enforce any term of this Lease against Tenant or any other person. If Tenant's obligations hereunder have been guaranteed, Landlord's consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

        14.8 AFFILIATE TRANSFERS. The term "AFFILIATE" shall mean (i) any entity that is controlled by, controls or is under common control with, Tenant or (ii) any entity that merges with, is acquired by, or acquires Tenant through the purchase of stock or assets and where the net worth of the surviving entity as of the date such transaction is completed is not less than that of Tenant immediately prior to the transaction calculated under generally accepted accounting principles. Notwithstanding anything to the contrary contained in this Article 14, an assignment or subletting of all or a portion of the Premises to an Affiliate of Tenant shall not be deemed a Transfer under this Article 14, provided that (a) Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such affiliate, (b) Tenant shall not be released from its obligations under this Lease and (c) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. An assignee of Tenant's entire interest in this Lease pursuant to the immediately preceding sentence may be referred to herein as an "AFFILIATED ASSIGNEE." "CONTROL," as used in this Article 14, shall mean the possession of the power to direct or cause the direction of the management or policies of an entity, whether through ownership or voting securities, or by contract or otherwise.

                                   ARTICLE 15

                      SURRENDER OF PREMISES; OWNERSHIP AND
                            REMOVAL OF TRADE FIXTURES

        15.1 SURRENDER OF PREMISES. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by

Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

        15.2 REMOVAL OF TENANT PROPERTY BY TENANT. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

                                   ARTICLE 16

                                  HOLDING OVER

        If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable on a per diem basis for the first thirty (30) days after the expiration of the Lease Term at a rate equal to one hundred twenty-five percent (125%) of the Base Rent payable during the last month of the Lease Term and, thereafter, at a monthly rate equal to one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. For purposes of this Article 16, a holding over shall include Tenant's remaining in the Premises after the expiration or earlier termination of the Lease Term, as required pursuant to the terms of Section 8.5, above, to remove any Alterations or Above Building Standard Tenant Improvements located within the Premises and replace the same with Building Standard Tenant Improvements. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold

Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

                                   ARTICLE 17

                              ESTOPPEL CERTIFICATES

        Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of EXHIBIT E, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other factual information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. At any time during the Lease Term, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

                                   ARTICLE 18

                                  SUBORDINATION

        This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against Landlord's interest in the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant's occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord's interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary (or as may be customarily required generally by lienholders or lessors) to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale. Landlord agrees to provide Tenant with commercially reasonable non-disturbance agreement(s) relating to all of Tenant's interest in the Project, this Lease and its rights hereunder in favor of Tenant from any ground lessors, mortgage holders and deed of trust beneficiaries of Landlord who come into existence at any time after execution of this Lease and prior to expiration of the Lease Term, in consideration of, and as a condition precedent to, Tenant's agreement to subordinate its interest in this Lease.

                                   ARTICLE 19

                               DEFAULTS; REMEDIES

        19.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

               19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after notice; or

               19.1.2 Except where a specific time period is otherwise set forth for Tenant's performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default, but in no event exceeding a period of time in excess of ninety (90) days after written notice thereof from Landlord to Tenant; or

               19.1.3 To the extent permitted by law, a general assignment by Tenant or any guarantor of this Lease for the benefit of creditors, or the taking of any corporate action in furtherance of bankruptcy or dissolution whether or not there exists any proceeding under an insolvency or bankruptcy law, or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant's assets located upon the Premises or of Tenant's interest in this Lease, unless such seizure is discharged within thirty (30) days; or

               19.1.4 The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where such failure continues for more than five (5) business days after notice from Landlord; or

        The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

        19.2 REMEDIES UPON DEFAULT. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

               19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

                               (i) The worth at the time of any unpaid rent
which has been earned at the time of such termination; plus

                               (ii) The worth at the time of award of the amount
by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                               (iii) The worth at the time of award of the
amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                               (iv) Any other amount necessary to compensate
Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, and any special concessions made to obtain a new tenant; and

                               (v) At Landlord's election, such other amounts in
addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

        The term "RENT" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Paragraph 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

               19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

               19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

        19.3 SUBLEASES OF TENANT. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

        19.4 FORM OF PAYMENT AFTER DEFAULT. Following the occurrence of three
(3) monetary defaults by Tenant within any eighteen (18) month time period, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether to cure the default in question or otherwise, be paid in the form of cash, money order, cashier's or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.

        19.5 EFFORTS TO RELET. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord's interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

                                   ARTICLE 20

                           COVENANT OF QUIET ENJOYMENT

        Landlord covenants that Tenant shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

                                   ARTICLE 21

                       SECURITY DEPOSIT; LETTER OF CREDIT

        21.1 SECURITY DEPOSIT. Concurrent with Tenant's execution of this Lease, Tenant shall deposit with Landlord a security deposit (the "SECURITY DEPOSIT") in the amount set forth in Section 8 of the Summary, as security for the faithful performance by Tenant of all of its obligations under this Lease. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, Landlord may, without notice to Tenant, but shall not be required to apply all or any part of the Security Deposit for the payment of any Rent or any other sum in default and Tenant shall, upon demand therefor, restore the Security Deposit to its original amount. Any unapplied portion of the Security Deposit shall be returned to Tenant, or, at Landlord's option, to the last assignee of Tenant's interest hereunder, within forty-five (45) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any successor statute.

        21.2   LETTER OF CREDIT.

               21.2.1 DELIVERY OF LETTER OF CREDIT. Unless the conditions of
Section 21.2.2.2 below are then being satisfied, Tenant shall deliver to Landlord, concurrently with the mutual execution of this Lease, an unconditional, clean, irrevocable letter of credit (the "L-C") in an amount as set forth in Section 21.2.2, below (the "L-C AMOUNT"), which L-C shall be issued by a money-center bank (a bank which accepts deposits, maintains accounts, has a local San Diego office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord, and which L-C shall be in the form of EXHIBIT H, attached hereto. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L-C. Landlord acknowledges that the conditions of Section 21.2.2.2 are, as of the date of this Lease, initially being satisfied and, accordingly, Tenant is not initially obligated to deliver the L-C concurrently with the mutual execution of this Lease.

               21.2.2 L-C AMOUNT.

                      21.2.2.1 CALCULATION OF L-C AMOUNT. For purposes of this Lease, the "L-C Amount" shall be, at any and all times during the Lease Term, an amount equal to twelve (12) months of the then-current Monthly Installment of Base Rent.

                      21.2.2.2 CONDITIONAL INCREASE/REDUCTION OF L-C AMOUNT. Landlord and Tenant hereby acknowledge and agree that the L-C Amount is subject to increase and reduction throughout the Lease Term at the end of each financial quarter as set forth in this Section 21.2.2.2. The starting L-C Amount shall be determined pursuant to the calculation set forth in Section 21.2.2.1, above, as of the close of the financial quarter ended December 31, 2001; provided, however, Tenant shall not be required to initially deliver such L-C to the extent (A) Tenant has "Working Capital" in excess of Sixty-Five Million Dollars ($65,000,000.00), and (B) Tenant has "Market Capitalization" in excess of Three Hundred Fifty Million Dollars ($350,000,000.00) (such thresholds to be, collectively, the "REQUIRED THRESHOLDS"); provided, however, for purposes of determining whether Tenant is maintaining such Required Thresholds, Tenant shall be deemed to include its Affiliates on a consolidated basis. "WORKING CAPITAL" means then-current assets of Tenant less then-current liabilities from Tenant's previous quarterly financial statements, which Working Capital shall include then-current receivables (zero (0) to sixty (60) days only). "MARKET CAPITALIZATION" means the product of (1) the number of outstanding shares of Tenant on the last day of the applicable financial quarter (i.e., the most recently completed quarter), and (2) the average closing share price during the last thirty (30) calendar days of the applicable financial quarter. Thereafter,
(i) to the extent that Tenant continues to maintain the Required Thresholds for four (4) consecutive financial quarters, the then-determined L-C Amount shall be reduced by fifty percent (50%), (ii) to the extent that Tenant continues to maintain the Required Thresholds for eight (8) consecutive financial quarters, the then-determined L-C Amount shall be reduced to $0.00, and (iii) to the extent that Tenant is no longer maintaining the Required Thresholds, the L-C Amount shall be recalculated pursuant to Section 21.2.2.1 based on the Market Capitalization and Cash as of the completion of such quarter and the L-C shall immediately be reissued in the "Required L-C Amount". In the event that such recalculated L-C Amount (at any given time during the Lease Term, the "REQUIRED L-C AMOUNT"), is less than the then-current L-C Amount, Tenant shall have the right to cause the L-C Amount to be reduced to the Required L-C Amount, and Landlord shall timely execute and deliver such commercially reasonable documents to the issuer(s) of the L-C as are presented to Landlord by such issuer(s) and as may be reasonably necessary to effectuate the change to the Required L-C Amount. Likewise, following the completion of each financial quarter throughout the Lease Term, in the event that the Required L-C Amount is greater than the then-current L-C Amount, Tenant shall upon its receipt of written notice from Landlord (the "REESTABLISHMENT NOTICE"), cause the L-C Amount to be increased to equal the Required L-C Amount; provided, however, to facilitate Landlord's quarterly determination, Tenant shall submit to Landlord, within forty-five (45) days following the end of each calendar quarter, Tenant's financial statements (which shall be prepared in accordance with generally accepted accounting principals); provided further, however, that if Tenant fails to provide such statements within ten (10) business days following its receipt of notification from Landlord that the same was not received within such forty-five (45) day period, then the Required Thresholds shall be deemed not to have been maintained, in which event the Reestablishment Notice shall be deemed to have been delivered by landlord to Tenant as of the expiration of such ten (10) business day period.

                      21.2.2.3 FAILURE TO REINSTATE; LIQUIDATED DAMAGES. IN THE EVENT THAT TENANT FAILS, WITHIN THIRTY (30) DAYS FOLLOWING TENANT'S RECEIPT OF A REESTABLISHMENT NOTICE WITH REGARD TO THIS LEASE, THEN TENANT'S MONTHLY INSTALLMENT OF BASE RENT SHALL BE INCREASED BY ONE HUNDRED TWENTY-FIVE (125%) OF ITS THEN EXISTING

LEVEL DURING THE PERIOD COMMENCING ON THE DATE WHICH IS THIRTY (30) DAYS AFTER SUCH REESTABLISHMENT NOTICE AND ENDING ON THE EARLIER TO OCCUR OF (I) THE DATE SUCH L-C IS REESTABLISHED PURSUANT TO THE TERMS OF THIS SECTION 21.2, OR (II) THE DATE WHICH IS NINETY (90) DAYS AFTER THE DATE OF SUCH REESTABLISHMENT NOTICE. IN THE EVENT THAT TENANT FAILS, DURING SUCH NINETY (90) DAY PERIOD FOLLOWING THE DATE OF THE REESTABLISHMENT NOTICE, TO CAUSE THE L-C TO BE REESTABLISHED, THEN TENANT'S MONTHLY INSTALLMENT OF BASE RENT SHALL BE INCREASED BY ONE HUNDRED FIFTY PERCENT (150%) OF ITS THEN EXISTING LEVEL DURING THE PERIOD COMMENCING ON THE DATE WHICH IS NINETY (90) DAYS AFTER THE DATE OF SUCH REESTABLISHMENT NOTICE AND ENDING ON THE DATE SUCH L-C IS RE-ISSUED/REESTABLISHED PURSUANT TO THE TERMS OF THIS SECTION 21.2. THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ASCERTAIN THE ACTUAL DAMAGES SUFFERED BY LANDLORD AS A RESULT OF TENANT'S FAILURE TO TIMELY REESTABLISH THE L-C FOLLOWING THE REESTABLISHMENT NOTICE AS REQUIRED IN THIS
SECTION 21.2, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS LEASE, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION 21.2.2.3 REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH LANDLORD WILL INCUR AS A RESULT OF SUCH FAILURE, PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT WAIVE OR AFFECT LANDLORD'S RIGHTS AND TENANT'S INDEMNITY OBLIGATIONS UNDER OTHER SECTIONS OF THIS LEASE (EXCEPT THAT THE PARTIES SPECIFICALLY AGREE THAT THE FOREGOING PROVISION WAS AGREED TO IN LIEU OF MAKING FAILURE TO RE-ESTABLISH THE L-C A DEFAULT UNDER THE LEASE). THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO LANDLORD PURSUANT TO CALIFORNIA CIVIL CODE SECTION 1671. THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGES PROVISION CONTAINED IN THIS SECTION 21.2.2.3.


        ---------------------               ------------------
        LANDLORD'S INITIALS                 TENANT'S INITIALS

               21.2.3 APPLICATION OF LETTER OF CREDIT. The L-C shall be held by Landlord as security for the faithful performance by Tenant of all the TCC's of this Lease to be kept and performed by Tenant during the Lease Term. The L-C shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, or if Tenant fails to renew the L-C at least thirty (30) days before its expiration, Landlord may, but shall not be required to, draw upon all or any portion of the L-C for payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may reasonably spend or may become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant's default. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the L-C and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Any amount of the L-C which is drawn upon by Landlord, but is not used or applied by Landlord, shall be held by Landlord and deemed a security deposit (the "L-C SECURITY DEPOSIT"), and, in connection with any such L-C Security Deposit, Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any successor statute. If any portion of the L-C is drawn upon, Tenant shall, within ten (10) days after written demand therefor, either (i) deposit cash with Landlord (which cash shall be applied by Landlord to the L-C Security Deposit) in an amount sufficient to cause the sum of the L-C Security Deposit and the amount of the remaining L-C to be equivalent to the amount of the L-C then required under this Lease or (ii) reinstate the L-C to the amount then required under this Lease, and if any portion of the L-C Security Deposit is used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord (which cash shall be applied by Landlord to the L-C Security Deposit) in an amount sufficient to restore the L-C Security Deposit to the amount then required under this Lease, and Tenant's failure to do so shall be a default under this Lease; provided, however, that upon Tenant's satisfaction of its economic obligations and restoration of the L-C Security Deposit pursuant to this sentence, any unused portion of the drawn upon funds shall be returned to Tenant. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Real Property and the Center and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the L-C Security Deposit and/or the L-C to the transferee or mortgagee, and in the event of such transfer, Tenant shall look solely to such transferee or mortgagee for the return of the L-C Security Deposit and/or the L-C. Landlord shall pay all costs associated with the transfer or re-issuance of the L-C due to Landlord's transfer or assignment. Tenant shall, within five (5) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm Landlord's transfer or assignment of the L-C Security Deposit and/or the L-C to such transferee or mortgagee. If Tenant is not then in default under this Lease, the L-C Security Deposit and/or the L-C, or any balance thereof, shall be returned to Tenant within thirty (30) days following the expiration of the Lease Term.

                                   ARTICLE 22

                             COMMUNICATION EQUIPMENT

        Subject to all Laws and CC&R's, Tenant and Tenant's contractors (which shall first be reasonably approved by Landlord) shall have the non-exclusive right and access to install, repair, replace, remove, operate and maintain so-called "satellite dish(es)" or other similar device(s), such as antennae (collectively, "COMMUNICATION EQUIPMENT"), together with all cable, wiring, conduits and related equipment, for the purpose of receiving and sending radio, television, computer, data or other communication signals, at a location(s) on the roof of the Building(s) mutually agreeable to Landlord and Tenant, in good faith. Tenant shall retain Landlord's designated roofing contractor to make any necessary penetrations and associated repairs to the roof in order to preserve Landlord's roof warranty; provided, however, that if such penetrations and associated repairs to the roof cannot be made in such a manner so as to preserve Landlord's roof warranty, then notwithstanding Article 7 of this Lease, any costs Landlord incurs in connection with maintenance and repair of the roof that would otherwise have been covered by the roof warranty but for Tenant's installation, repair, replacement, removal, operation or maintenance of the Communication Equipment, shall be included in Operating Expenses. Landlord shall not charge Tenant any rental for Tenant's use of the Communication Equipment. Tenant's right to use and operate the Communication Equipment may not be assigned or otherwise transferred to any third party except in connection with an assignment of Tenant's interest in this Lease or a sublease of all or a portion of the Premises, where such assignment or sublease has been reasonably approved by Landlord pursuant to Article 14 above and where such assignee's or subtenant's use of the Communication Equipment is ancillary to its normal business office use of the applicable portion of the Premises. Tenant shall not be entitled to license its Communication Equipment to any unrelated third party, nor shall Tenant be permitted to receive any revenues, fees or any other consideration for the use of such Communication Equipment by an unrelated third party. Tenant's installation and operation of the Communication Equipment shall be governed by the following terms and conditions:

               (i) All plans and specifications for the Communication Equipment shall be subject to Landlord's reasonable approval.

               (ii) All costs of installation, operation and maintenance of the Communication Equipment and any necessary related equipment (including, without limitation, costs of obtaining any necessary permits and connections to the Project's electrical system) shall be borne by Tenant, except for any damage caused by Landlord Parties.

               (iii) Tenant shall use the Communication Equipment so as not to cause any interference to other occupants in the Project or interfere with the normal operation of the Project.

               (iv) Landlord makes no representation that the Communication Equipment will be able to receive or transmit communication signals without interference or disturbance and Tenant agrees that Landlord shall not be liable to Tenant therefor.

               (v) Tenant shall (a) be solely responsible for any damage caused as a result of the Communication Equipment, except for any damage caused by Landlord Parties, (b) promptly pay any tax, license or permit fees charged pursuant to any Laws in connection with the installation, maintenance or use of the Communication Equipment and comply with all precautions and safeguards recommended by all governmental authorities, and (c) repair, replace and maintain the Communication Equipment in good condition.

               (vi) The Communication Equipment shall remain the sole property of Tenant. Tenant shall remove the Communication Equipment and related equipment at Tenant's sole cost and expense upon the expiration or sooner termination of this Lease or upon the imposition of any Law which may require removal, and shall repair the Building upon such removal to the extent required by such work of removal. If Tenant fails to remove the Communication Equipment and repair the Building within fifteen (15) days after the expiration or earlier termination of this Lease, Landlord may do so at Tenant's expense. The provisions of this
Section 22(vi) shall survive the expiration or earlier termination of this Lease.

               (vii) The Communication Equipment shall be deemed to constitute a portion of the Premises for purposes of Article 10 of this Lease.

               (viii) Landlord reserves the concurrent right to use the roof for its own use and for third-party use for installation of satellite dish and antenna devices similar to the Communications Equipment (collectively, the "LANDLORD CE"), provided such Landlord CE shall not interfere with Tenant's operations on the roof of the Building, and provided Landlord maintains, restores and repairs the Building rooftop space associated with such Landlord CE. To the extent Landlord elects to install Landlord CE on the Building rooftop, Landlord shall be responsible for the maintenance, repair and restoration of such Landlord CE. Landlord shall be responsible for (and shall make all necessary repairs and replacements for) any damage to the Communications Equipment due to the actions or omissions of Landlord or Landlord Parties (or any third party to whom Landlord has granted roof access rights). Tenant shall be responsible for (and shall make all necessary repairs and replacements for) any damage to the Landlord CE due to the negligence or willful misconduct of Tenant.

                                   ARTICLE 23

                                      SIGNS

        23.1 FULL FLOORS. Subject to Landlord's prior written approval, in its sole discretion, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, if the Premises comprise an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building.

        23.2 MULTI-TENANT FLOORS. If other tenants occupy space on the floor on which the Premises is located, Tenant's identifying signage shall be provided by Landlord, at Tenant's cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord's Building standard signage program.

        23.3 PROHIBITED SIGNAGE AND OTHER ITEMS. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

        23.4 TENANT'S SIGNAGE. Tenant shall be entitled to install the following signage in connection with Tenant's lease of the Premises (collectively, the "TENANT'S SIGNAGE"):

               (i) One (1) building-top sign identifying Tenant's name and logo located at the top of the Building; and

               (ii) Exclusive signage on (x) a monument to be located on the Project at the main entrance point to the Project, and (y) to the extent any requisite permits/approvals from applicable governmental entities is secured by Tenant, a monument to be located adjacent to the entrance of the Building, both locations to be mutually and reasonably agreed to between the parties; provided, however, Landlord may, subject to Tenant's reasonable approval and at Landlord's sole cost and expense, place a standard "owned and managed" sign at a location on the Project reasonably approved by Tenant. In no event shall such Landlord identification sign be more than fifty percent (50%) of the size of, or more prominent than, any of Tenant's Signage. Landlord may also, subject to Tenant's reasonable approval and at Landlord's sole cost and expense, install a small sign indicating its ownership and management of the Building in the interior of the Building lobby in a location and of a size reasonably approved by Tenant.

               23.4.1 SPECIFICATIONS AND PERMITS. Tenant's Signage shall set forth Tenant's name and logo as determined by Tenant in its sole discretion; provided, however, in no event shall Tenant's Signage include an "Objectionable Name," as that term is defined in Section 23.4.2, of this Lease. The graphics, materials, color, design, lettering, lighting, size, illumination, specifications and exact location of Tenant's Signage (collectively, the "SIGN SPECIFICATIONS") shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be consistent and compatible with the quality and nature of the San Diego Corporate Center Lot #7 Project. For purposes of this Section 23.4.1, the reference to "name" shall mean name and/or logo. In addition, Tenant's Signage shall be subject to Tenant's receipt of all required governmental permits and approvals and shall be subject to all Applicable Law and to any covenants, conditions and restrictions affecting the Project. Landlord shall use commercially reasonable efforts to assist Tenant in obtaining all necessary governmental permits and approvals for Tenant's Signage. Tenant hereby acknowledges that, notwithstanding Landlord's approval of Tenant's Signage, Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary governmental approvals and permits for Tenant's Signage. In the event Tenant does not receive the necessary governmental approvals and permits for Tenant's Signage, Tenant's and Landlord's rights and obligations under the remaining TCCs of this Lease shall be unaffected.

               23.4.2 OBJECTIONABLE NAME. To the extent Original Tenant and/or its Affiliates desires to change the name and/or logo set forth on Tenant's Signage, such name and/or logo shall not have a name which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of the Comparable Buildings (an "OBJECTIONABLE NAME"). The parties hereby agree that the name "AMN Healthcare Services, Inc.," or any reasonable derivation thereof, shall not be deemed an Objectionable Name.

               23.4.3 TERMINATION OF RIGHT TO TENANT'S SIGNAGE. The rights contained in this Section 23.4 shall be personal to the Original Tenant, and may only be exercised by the Original Tenant and/or its Affiliates (and not any other assignee, sublessee or other transferee of the Original Tenant's interest in this Lease).

               23.4.4 COST AND MAINTENANCE. The costs of the actual signs comprising Tenant's Signage and the installation, design, construction, and any and all other costs associated with Tenant's Signage, including, without limitation, utility charges and hook-up fees, permits, and maintenance and repairs, shall be the sole responsibility of Tenant; provided, however, the actual costs of such initial installation, design and construction shall be subject to reimbursement from the Tenant Improvement Allowance pursuant to Section 2.2.1 of the Tenant Work Letter. Should Tenant's Signage require repairs and/or maintenance, as determined in Landlord's reasonable judgment, Landlord shall have the right to provide Notice thereof to Tenant and Tenant shall cause such repairs and/or maintenance to be performed within thirty (30) days after receipt of such Notice from Landlord, at Tenant's sole cost and expense; provided, however, if such repairs and/or maintenance are reasonably expected to require longer than thirty
(30) days to perform, Tenant shall commence such repairs and/or maintenance within such thirty (30) day period and shall diligently prosecute such repairs and maintenance to completion. Should Tenant fail to perform such repairs and/or maintenance within the periods described in the immediately preceding sentence, Landlord shall, upon the delivery of an additional ten (10) business days' prior written notice, have the right to cause such work to be performed and to charge Tenant as Additional Rent for the Actual Cost of such work. Upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant's sole cost and expense, cause Tenant's Signage to be removed and shall cause the areas in which such Tenant's Signage was located to be restored to the condition existing immediately prior to the placement of such Tenant's Signage except for ordinary wear and tear. If Tenant fails to timely remove such Tenant's Signage or to restore the areas in which such Tenant's Signage was located, as provided in the immediately preceding sentence, then Landlord may perform such work, and all Actual Costs incurred by Landlord in so performing shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant's receipt of an invoice therefor. The TCCs of this Section 23.4.4 shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 24

                               COMPLIANCE WITH LAW

        Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated including any "Environmental Laws," as that term is set forth in Section 29.33 of this Lease (collectively, "APPLICABLE LAWS"). At its sole cost and expense, Tenant shall promptly comply with all such Applicable Laws which relate to (i) Tenant's use of the Premises for non-general office use, (ii) the Alterations or Tenant Improvements in the Premises, or (iii) the Base Building, but, as to the Base Building, only to the extent such obligations are triggered by Tenant's Alterations, the Tenant Improvements, or use of the Premises for other than normal and customary implementation of the Permitted Use. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations to the extent such standards or regulations relate to Tenant's particular manner of use of the Premises for other than general office purposes, the Tenant Improvements located in the Premises, or any Alterations thereof; provided that Landlord shall comply with any standards or regulations which relate to (A) the Base Building (but excluding the Tenant Improvements constructed by Tenant pursuant to the

Tenant Work Letter), or (B) the Common Areas, unless such compliance obligations are triggered by the Tenant Improvements or the Alterations in the Premises, in which event such compliance obligations shall be at Tenant's sole cost and expense; provided further, and notwithstanding the foregoing, that Tenant shall not be required to make any repair to, modification of, or addition to the Base Building (but excluding the Tenant Improvements constructed by Tenant pursuant to the Tenant Work Letter) except and to the extent required because of Tenant's use of the Premises for other than the Permitted Use. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

                                   ARTICLE 25

                                  LATE CHARGES

        If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) business days after Tenant's receipt of notice that said amount was not paid when due, then Tenant shall pay to Landlord a late charge equal to three and one-half percent (3 1/2%) of the overdue amount plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid when due shall bear interest from the date when due until paid at a rate per annum (the "INTEREST RATE") equal to the lesser of (i) the annual "BANK PRIME LOAN" rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus four (4) percentage points, and (ii) the highest rate permitted by applicable law.

                                   ARTICLE 26

              LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

        26.1 LANDLORD'S CURE. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

        26.2 TENANT'S REIMBURSEMENT. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by

Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

                                   ARTICLE 27

                                ENTRY BY LANDLORD

        Landlord reserves the right at all reasonable times, subject to Tenant's reasonable security requirements and upon reasonable notice to Tenant (except in the case of an emergency or regularly scheduled service) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants, or to current or prospective mortgagees, ground or underlying lessors or insurers; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building's systems and equipment. Notwithstanding anything to the contrary contained in this
Article 27, Landlord may enter the Premises at any time upon reasonable prior written notice to Tenant (except that no notice shall be required in an emergency or to perform regularly scheduled service, such as janitorial service) to (A) perform services required of Landlord, including janitorial service; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent and may take such reasonable steps as required to accomplish the stated purposes. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

                                   ARTICLE 28

                                 TENANT PARKING

        28.1 GENERALLY. Tenant shall have the right to use, commencing on the Lease Commencement Date, the amount of parking spaces set forth in Section 9 of the Summary, on a monthly basis throughout the Lease Term, which parking spaces shall pertain to the Project parking facility. Tenant's continued right to use the parking spaces is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking spaces are located, including any sticker or other identification system established by Landlord, Tenant's cooperation in seeing that

Tenant's employees and visitors also comply with such rules and regulations and Tenant not being in default under this Lease. Landlord specifically reserves the right to (i) change the size, configuration, design, layout and all other aspects of the Project parking facility at any time as long as the changes do not materially and adversely affect Tenant (provided that such restriction shall not apply to changes required by Laws) and/or (ii) perform repairs to the Parking Facilities, and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Project parking facility (for a period not to exceed thirty (30) days, as such thirty
(30) day period may be extended by a Force Majeure), or relocate Tenant's parking spaces to other parking structures and/or surface parking areas within a reasonable distance of the Premises, for purposes of permitting or facilitating any such construction, alteration, improvements or repairs with respect to the Parking Facilities or to accommodate or facilitate renovation, alteration, construction or other modification of other improvements or structures located on the Real Property, provided that Landlord shall use reasonable efforts to minimize any inconvenience to Tenant. Tenant hereby acknowledges that Landlord shall have the right to designate up to twenty-five (25) parking spaces within the Parking Facility (excluding the Extra Parking Level) as reserved spaces for use by the other Project tenants. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking spaces provided to Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant's own personnel and such spaces may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval. Tenant may validate visitor parking by such method or methods as the Landlord may establish, at the validation rate from time to time generally applicable to visitor parking.

        28.2 EXCESS PARKING COSTS. Landlord and Tenant hereby acknowledge that, at the request of Tenant, Landlord is designing/constructing an extra subterranean level into the Parking Facility (the "EXTRA PARKING LEVEL"), the initial design/permitting/construction costs of such Extra Parking Level is anticipated to total approximately $2,400,000.00. As a result of landlord's design/construction of such Extra Parking Level, additional recurring charges (as opposed to initial design/construction costs) shall be incurred (the "EXCESS PARKING COSTS"), consisting of, but not limited to, the following: (i) increased real estate taxes attributable to such Extra Parking Level improvements, (ii) insurance, (iii) exhaust system operation and maintenance, (iv) fire protection system operation and maintenance, (v) security system operation and maintenance, and (vi) other recurring expenses related directly to such Extra Parking Level. Tenant shall pay directly to Landlord, within thirty (30) days of its receipt of an invoice therefor, such Excess Parking Costs; provided, however, such Excess Parking Costs shall be excluded from Operating Expenses; provided further, however, in no event shall Tenant be obligated to reimburse Landlord for more than $50,000.00 of such Excess Parking Costs per Lease Year.

        28.3 ACCESS CONTROL. Notwithstanding anything to the contrary set forth in this Article 28, Tenant shall be entitled, at is sole cost and expense, and subject to the reasonable approval of Landlord, to cause an access control system (card key activated or otherwise) to be installed at the point of entry into the Extra Parking Level (the "ACCESS CONTROL SYSTEM"); provided, however, that to the extent the Premises is expanded (pursuant to the TCCs of Section 1.3 or 1.4 of this Lease, or otherwise) to consist of one hundred percent (100%) of the

Building, then Tenant may elect to have such Access Control System installed at the main entry point to the Parking Facility. Such Access Control System shall be constructed pursuant to the TCCs of Article 8 of this Lease.

                                   ARTICLE 29

                            MISCELLANEOUS PROVISIONS

        29.1 TERMS; CAPTIONS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

        29.2 BINDING EFFECT. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

        29.3 NO AIR RIGHTS. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

        29.4 MODIFICATION OF LEASE. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) days following a request therefor. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) days following the request therefor.

        29.5 TRANSFER OF LANDLORD'S INTEREST. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease which accrues from and after the date of such transfer provided such transferee assumes such liability in writing (and further provided that such release shall include any liability which accrues prior to the transfer in the event the transferee assumes such liability in writing) and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

        29.6 RECORDING. A "Memorandum of Lease," substantially in the form attached hereto as EXHIBIT I, shall be executed and acknowledged by Landlord and Tenant concurrently with the execution of this Lease and either Landlord or Tenant may, at such party's sole cost and expense, record such Memorandum of Lease.

        29.7 LANDLORD'S TITLE. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

        29.8 RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

        29.9 APPLICATION OF PAYMENTS. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

        29.10 TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

        29.11 PARTIAL INVALIDITY. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

        29.12 NO WARRANTY. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

        29.13 LANDLORD EXCULPATION. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the the equity interest of Landlord in the Building, provided that in no event shall such liability extend to any sales or insurance proceeds received by Landlord or the Landlord Parties in connection with the Project, Building or Premises. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of

Landlord's and the Landlord Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

        29.14 ENTIRE AGREEMENT. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties' entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

        29.15 RIGHT TO LEASE. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

        29.16 FORCE MAJEURE. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant's obligations under Articles 5 and 24 of this Lease (collectively, a "FORCE MAJEURE"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

        29.17 WAIVER OF REDEMPTION BY TENANT. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

        29.18 NOTICES. All notices, demands, statements, designations, approvals or other communications (collectively, "NOTICES") given or required to be given by either party to the other hereunder or by law shall be in writing, shall be
(A) sent by United States certified or registered mail, postage prepaid, return receipt requested ("MAIL"), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made or attempted to be made. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

                             Kilroy Realty Corporation
                             2250 East Imperial Highway
                             Suite 1200
                             El Segundo, California  90245
                             Attention:  Legal Department

                             with copies to:

                             Kilroy Realty Corporation
                             3811 Valley Centre Drive, Suite 300
                             San Diego, California  92130
                             Attention:  Mr. Roger Simsiman

                             and

                             Allen Matkins Leck Gamble & Mallory
                             1901 Avenue of the Stars, Suite 1800
                             Los Angeles, California 90067
                             Attention:  Anton N. Natsis, Esq.

        29.19 JOINT AND SEVERAL. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

        29.20 AUTHORITY. If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. In such event, Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant's state of incorporation and (ii) qualification to do business in California.

        29.21 ATTORNEYS' FEES. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

        29.22 GOVERNING LAW; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA,
(II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

        29.23 SUBMISSION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

        29.24 BROKERS. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the "BROKERS"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

        29.25 INDEPENDENT COVENANTS. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

        29.26 PROJECT OR BUILDING NAME AND SIGNAGE. Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord's sole discretion, desire; provided, however, Landlord shall provide Tenant with notice of the change. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

        29.27 COUNTERPARTS. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

        29.28 CONFIDENTIALITY. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant's financial, legal, and space planning consultants.

        29.29 TRANSPORTATION MANAGEMENT. Tenant shall fully comply with all present or future governmentally required programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

        29.30 BUILDING RENOVATIONS. It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the "RENOVATIONS") the Project, the Building and/or the Premises including without limitation the parking structure, common areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) installing sprinklers in the Building common areas and tenant spaces, (ii) modifying the common areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and (iii) installing new floor covering, lighting, and wall coverings in the Building common areas, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Project, including portions of the common areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions.

        29.31 NO VIOLATION. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and costs, arising from Tenant's breach of this warranty and representation.

        29.32 COMMUNICATIONS AND COMPUTER LINES. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables (collectively, the "LINES") at the Project in or serving the Premises, provided that (i) Tenant shall use an experienced and qualified contractor and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord's reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, (v) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or represent a dangerous or potentially dangerous condition.

        29.33  HAZARDOUS SUBSTANCES.

               29.33.1 DEFINITIONS. For purposes of this Lease, the following definitions shall apply: "HAZARDOUS MATERIAL(s)" shall mean any substance or material that is described as a toxic or hazardous substance, waste, material, pollutant, contaminant or infectious waste, or any matter that in certain specified quantities would be injurious to the public health or welfare, or words of similar import, in any of the "Environmental Laws," as that term is defined below in this Section 29.33.1, or any other words which are intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or reproductive toxicity and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity. "ENVIRONMENTAL LAWS" shall mean all federal, state, local and quasi-governmental laws (whether under common law, statute or otherwise), ordinances, decrees, codes, rulings, awards, rules, regulations and guidance documents now or hereafter be enacted or promulgated as amended from time to time, in any way relating to or regulating Hazardous Materials.

               29.33.2 COMPLIANCE WITH ENVIRONMENTAL LAWS. Landlord covenants that during the Lease Term, Landlord shall comply with all Environmental Laws in accordance with, and as required by, the TCCs of Article 24 of this Lease. Tenant shall not allow the storage or use of Hazardous Materials nor allow to be brought into the Project any such materials or substances, except that Tenant may maintain reasonable amounts of products in the Premises which are incidental to the operation of its offices, such as photocopy supplies, secretarial supplies, limited janitorial supplies which products contain chemicals which are categorized as Hazardous Materials, and, in connection with the "Back-Up Generator" identified in Section 29.35 of this Lease, fuel and lubricants; provided, however, that the use of such products in the Premises by Tenant shall be in compliance with applicable laws and shall be in the manner in which such products are designed to be used . If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Materials, then the reasonable cost thereof shall be reimbursed by Tenant to Landlord upon demand as Additional Rent if such requirement applies to the Premises and there is reasonable cause to believe that a release has occurred on the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials on the Premises.

               29.33.3 INDEMNIFICATIONS. Landlord agrees to indemnify, defend, protect and hold harmless the Tenant Parties from any and all Claims arising from any Hazardous Materials to the extent placed in, on, under or about the Project by Landlord or a Landlord Party. Tenant agrees to indemnify, defend, protect and hold harmless the Landlord Parties from any and all Claims arising from any Hazardous Materials to the extent placed in, on, under or about the Premises or the Project by Tenant or Tenant Parties.

        29.34 NO DISCRIMINATION. Tenant covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, sex, religion, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, or enjoyment of the Premises, nor shall Tenant itself, or any person claiming under or through Tenant, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants or vendees in the Premises.

        29.35 BACKUP GENERATOR. Subject to Landlord's prior approval of all plans and specifications, which approval shall not be unreasonably withheld, and Tenant's receipt of any required permits, Landlord shall permit Tenant to install and maintain, at Tenant's sole cost and expense, a backup generator at a location designated by Landlord. Such backup generator shall, subject to compliance with all laws, be used by Tenant only during (i) testing and regular maintenance, and (ii) any period of electrical power outage in the Project. Tenant shall be entitled to operate the generator for testing and regular maintenance only upon notice to Landlord and at times reasonably approved by Landlord. Tenant shall submit the specifications for design, operation, installation and maintenance of the backup generator for Landlord's consent, which consent shall not be unreasonably withheld or delayed and may be conditioned on Tenant complying with such reasonable requirements imposed by Landlord, based on the advice of Landlord's structural and mechanical engineers, so that the Project's systems and equipment are not adversely affected. In addition, Tenant shall ensure that the backup generator does not result in any Hazardous Materials being introduced to the Project (other than lubricants and fuel to the extent required for the operation of such generator), and Section 29.33 will apply to Tenant's use of the backup generator. Further, Tenant shall be responsible for ensuring that the backup generator does not interfere with the use of the Project by other tenants. In the event another tenant of the Project or of a neighboring project complains of problems caused by the generator, Tenant shall take whatever steps are reasonably necessary to remedy the problem complained of, including removal of the backup generator if another solution is not available. Tenant shall ensure that the design and installation of the backup generator is performed in a manner so as to minimize or eliminate any noise or vibration cause by such generator. Any repairs and maintenance of such generator shall be the sole responsibility of Tenant and Landlord makes no representation or warranty with respect to such generator. Upon the expiration or earlier termination of this Lease, Tenant shall remove the generator and repair any damage to the Project caused by such removal. Such generator shall be deemed to be a part of the Premises for purposes of Article 10 of this Lease.

                                   ARTICLE 30

                        RIGHT OF FIRST OFFER TO PURCHASE

        30.1 RIGHT OF FIRST OFFER. Subject to the TCCs of Section 30.5, below, Landlord hereby grants to the Original Tenant and its Affiliates, a one-time right of first offer contained herein with respect to the entire Project. Tenant's right of first offer shall be on the TCCs set forth in this Article 30. Tenant hereby acknowledges that the rights contained in this Article 30 shall terminate to the extent Landlord sells the Project to a subsequent owner as part of a multi-property (or portfolio) sales transaction (which shall be deemed to include, but not limited to, a transaction, whether by foreclosure, a deed-in-lieu of foreclosure, or otherwise, where Landlord's lender takes ownership).

        30.2 PROCEDURE FOR OFFER. Landlord shall notify Tenant (the "FIRST OFFER NOTICE") in the event (and to the extent) Landlord intends to market (as available for sale to third parties) the Project for sale on a single-asset basis. Pursuant to such First Offer Notice, Landlord shall identify the "Offering Price" and the other fundamental (economic and non-economic) terms upon which Landlord is willing to sell the Project.

        30.3 PROCEDURE FOR ACCEPTANCE. If Tenant wishes to exercise Tenant's right of first offer, then within seven (7) business days following Tenant's receipt of such First Offer Notice, Tenant shall deliver written notice to Landlord ("TENANT'S ELECTION NOTICE"), pursuant to which Tenant shall elect either to (i) purchase the Project at the Offering Price and upon the other fundamental terms contained in Landlord's First Offer Notice, or (ii) not purchase the Project, in which event Landlord shall be free to sell the Project, on a single-asset basis, to anyone to whom Landlord desires on fundamental economic terms which total no less than ninety-seven percent (97%) of the fundamental economic terms set forth in the First Offer Notice, during the six
(6) month period following the date of Landlord's receipt of Tenant's Election Notice (the "FIRST OFFER WAIVER PERIOD"). If Tenant does not notify Landlord of its election of any of the options in clauses (i) or (ii) hereinabove, Tenant shall be deemed to have elected the option in clause (ii). If Landlord does not sell the Project to a third party during the First Offer Waiver Period (or if a purchase and sale agreement for the sale of the Project is executed by Landlord and such third-party buyer within such First Offer Waiver Period), then when, and if, Landlord determines it wants to re-market the Project for sale on a single-asset basis, Tenant shall continue to have a right of first offer to purchase the Project pursuant to the provisions of this Article 30, as if the initial First Offer Notice was never delivered.

        30.4 CLOSING DATE. The "CLOSING DATE" shall occur on the date which is one hundred twenty (120) days following the date of Landlord's receipt of the Exercise Notice in accordance with the terms of Section 30.2, above.

        30.5 PERMITTED PURCHASER. Notwithstanding anything to the contrary set forth in this Article 30, Tenant may, only in connection with Tenant's structuring of a synthetic lease or a similar financing vehicle, designate another entity, whether or not affiliated with Tenant, to take title to the Project at the Closing Date. In no event shall Tenant be permitted to assign the right of first offer set forth in this Article 30 to any person or entity other than a party facilitating a synthetic lease (or similar financing vehicle) for Tenant ("PERMITTED PURCHASER").

        30.6 TERMINATION OF RIGHT OF FIRST OFFER. The rights contained in this
Article 30 shall be personal to the Original Tenant, and may only be exercised by the Original Tenant or its Affiliates (and not any other assignee, sublessee or other transferee of the Original Tenant's interest in this Lease). The right of first offer granted herein shall terminate upon a subsequent non-Affiliate owner taking ownership of the Project as part of a multi-property (or portfolio) sales transaction (which shall be deemed to include, but not limited to, a transaction, whether by foreclosure, a deed-in-lieu of foreclosure, or otherwise, where Landlord's lender takes ownership). Tenant shall not have the right to purchase the Project, as provided in this Article 30, if, as of the date of the attempted exercise of the right of first offer by Tenant, or as of the scheduled Closing Date, (i) Tenant is in default under this Lease (beyond any applicable notice and cure periods); provided, however, Tenant may retain its right to purchase the Project if Tenant cures any such default within three
(3) business days of (A) Landlord's receipt of Tenant's Election Notice, or (B) the originally scheduled Closing Date, as the case may be, or (ii) Tenant has previously been in economic default under this Lease (beyond any applicable notice and cure periods) more than twice during the previous nine (9) month period.

                          [continued on following page]

        30.7 NO BROKERS OR COMMISSIONS. Each party represents to the other that there are no brokers which are owed any real estate brokerage commission or finder's fee in connection with the Purchase Option. Landlord and Tenant each agree to indemnify and hold the other harmless from and against all liability, claims, demands, damages, or costs of any kind arising from or connected with any broker's or finder's fee or commission or charge claimed to be due from any person arising from the indemnifying party's conduct with respect to the contemplated purchase and sale.

        IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.


                                   "LANDLORD":

                                   KILROY REALTY, L.P.,
                                   a Delaware limited partnership

                                   By:  Kilroy Realty Corporation,
                                        a Maryland corporation,
                                        General Partner


                                        By:    /s/ Steve Scott
                                           -------------------------------------
                                           Its:  Senior Vice President
                                               ---------------------------------

                                        By:    /s/ Jeffrey C. Hawken
                                           -------------------------------------
                                           Its:  Executive Vice President, Chief
                                                 Operating Officer
                                               ---------------------------------



                                   "TENANT":

                                   AMN HEALTHCARE, INC.,
                                   a Nevada corporation

                                   By:  /s/ Steven Francis
                                      ------------------------------------------
                                      Its:   President
                                          --------------------------------------

                                   By:  /s/ Donald Myll
                                      ------------------------------------------
                                      Its:   Chief Financial Officer
                                          --------------------------------------

                                    EXHIBIT A


                   SAN DIEGO CORPORATE CENTER, LOT #7 PROJECT

                               OUTLINE OF PREMISES



                                   EXHIBIT A

                                   EXHIBIT A-1


                   SAN DIEGO CORPORATE CENTER, LOT #7 PROJECT

                                LEGAL DESCRIPTION



                                   EXHIBIT A-1

                                    EXHIBIT B


                   SAN DIEGO CORPORATE CENTER, LOT #7 PROJECT

                               TENANT WORK LETTER



                                    EXHIBIT B

                                    EXHIBIT C


                   SAN DIEGO CORPORATE CENTER, LOT #7 PROJECT

                           NOTICE OF LEASE TERM DATES



                                    EXHIBIT C

                                    EXHIBIT D


                   SAN DIEGO CORPORATE CENTER, LOT #7 PROJECT

                              RULES AND REGULATIONS



                                    EXHIBIT D

                                    EXHIBIT E


                   SAN DIEGO CORPORATE CENTER, LOT #7 PROJECT

                      FORM OF TENANT'S ESTOPPEL CERTIFICATE

                                    EXHIBIT F


                   SAN DIEGO CORPORATE CENTER, LOT #7 PROJECT

                                    EXHIBIT G


                   SAN DIEGO CORPORATE CENTER, LOT #7 PROJECT

                            OPERATING EXPENSE BUDGET



                                    EXHIBIT G

                                    EXHIBIT H


                   SAN DIEGO CORPORATE CENTER, LOT #7 PROJECT

                            FORM OF LETTER OF CREDIT

                                    EXHIBIT I


                    SAN DIEGO CORPORATE CENTER LOT 7 PROJECT

                        SHORT FORM OF MEMORANDUM OF LEASE



                                      -2-